UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_________________

Filed by the Registrant ☒
Filed by a Party other than the Registrant ¨

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

JRJR33, INC.
(Name of Registrant as Specified in Its Charter)
________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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November 29, 2017

JRJR33, INC.

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of JRjr33, Inc.:

We hereby notify you that the 2017 Annual Meeting of JRjr33, Inc., a Florida corporation, will be held on December 18, 2017 at 10:00 a.m., Central Time, at the offices of the Company, located at 2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201, for the following purposes:

1.	to elect the six (6) nominees for director named herein to hold office until our next annual meeting of stockholders and until their successors are elected and qualified;
2.	for the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2017;
3.	to approve an amendment to our 2015 Stock Incentive Plan to increase the number of shares of common stock that we will have authority to grant under the plan from 3,500,000 to 6,000,000; and
4.	to transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. Our Board of Directors has fixed the close of business on November 14, 2017 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting or any adjournment or postponement of our 2017 Annual Meeting. The list of the stockholders of record as of the close of business on November 14, 2017 will be made available for inspection at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 18, 2017:

THE NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS, THE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016 ARE AVAILABLE ELECTRONICALLY AT
WWW. JRJRNETWORKS.COM.

Along with the attached proxy statement, we are sending to you our Annual Report on Form 10-K for our fiscal year ended December 31, 2016. Such annual report, which includes our audited consolidated financial statements, is not to be regarded as proxy solicitation material.

YOUR VOTE IS IMPORTANT

Even if you plan to attend the 2017 Annual Meeting, please sign, date, and return the enclosed proxy card in the envelope provided so that your vote will be counted if you later decide not to attend the meeting. No postage is required if the proxy card is mailed in the United States.

By order of the Board of Directors,

/s/ John P. Rochon
John P. Rochon
Chairman, Chief Executive Officer and President

This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about November 29, 2017.

TABLE OF CONTENTS

Page
PROXY STATEMENT	5
INFORMATION ABOUT VOTING	5
PROPOSAL 1: ELECTION OF DIRECTORS	10
THE NOMINEES	10
INFORMATION ABOUT THE NOMINEES	10
DIRECTOR INDEPENDENCE	12
INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS	13
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS	15
BOARD AND COMMITTEE MEETINGS	15
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS	15
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	15
CORPORATE GOVERNANCE	15
DIRECTOR COMPENSATION	16
LIMITS ON LIABILITY AND INDEMNIFICATION	17
COMPENSATION COMMITTEE INTERLOCKS	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	20
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	21
FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR 2015 STOCK INCENTIVE PLAN THE NUMBER OF SHARES OF COMMON STOCK THAT WE WILL HAVE AUTHORITY TO GRANT UNDER THE PLAN FROM 3,500,000 TO 6,000,000	23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
EXECUTIVE COMPENSATION	31
NO DISSENTERS’ RIGHTS	34
OTHER MATTERS	34
AVAILABILITY OF REPORT ON FORM 10-K	34
NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS (“HOUSEHOLDING” INFORMATION)	34
STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING	34
APPENDIX A: 2015 STOCK INCENTIVE PLAN (as amended)	35

JRJR33, INC.

PROXY STATEMENT

For the 2017 Annual Meeting to be held on December 18, 2017

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, par value $0.0001 per share, of JRjr33, Inc., a Florida corporation (referred to as “JRJR,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors, or the Board, of JRJR of proxies to be voted at our 2017 Annual Meeting to be held on December 18, 2017, beginning at 10:00 a.m., Central Time, at the offices of the Company, located at 2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201 and at any adjournment or postponement of our 2017 Annual Meeting of Stockholders (“2017 Annual Meeting”).

The purpose of our 2017 Annual Meeting and the matters to be acted on are stated in the accompanying notice of 2017 Annual Meeting. The Board of Directors knows of no other business that will come before our 2017 Annual Meeting.

The notice of our 2017 Annual Meeting, this proxy statement, and a proxy card, together with our Annual Report on Form 10-K for our fiscal year ended December 31, 2016, are being mailed to our stockholders on or about November 29, 2017. (Such annual report, which includes our audited financial statements, is not to be regarded as proxy solicitation material). We will bear the cost of our solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, or facsimile by our directors, officers, or employees, who will receive no additional compensation for such services. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by any such persons, and we will reimburse those custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses incurred by them in doing so.

Our Board of Directors is soliciting votes (i) FOR each of the six (6) nominees named herein for election to our Board of Directors; (ii) FOR the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2017; and (iii) FOR approval of an amendment to our 2015 Stock Incentive Plan to increase the number of shares of common stock that we will have authority to grant from 3,500,000 to 6,000,000.

No cameras, recording equipment or electronic devices will be permitted in the 2017 Annual Meeting.

INFORMATION ABOUT VOTING

Why am I receiving these materials?

The Board of Directors is providing these proxy materials for you in connection with our 2017 Annual Meeting, which is scheduled to take place on December 18, 2017. As a stockholder of record as of November 14, 2017, you are invited to attend the 2017 Annual Meeting and to vote on the items of business described in this proxy statement.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the 2017 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

What items of business will be voted on at the 2017 Annual Meeting?

The three (3) items of business scheduled to be voted on at the 2017 Annual Meeting are: (i) the election of our directors; (ii) the ratification of our independent registered public accounting firm; and (iii) approval of an amendment to our 2015 Stock Incentive Plan to increase the number of shares of our common stock that we will have authority to grant from 3,500,000 to 6,000,000.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares (i) FOR each of the six (6) nominees to our Board of Directors named herein; (ii) FOR the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2017; and (iii) FOR approval of an amendment to our 2015 Stock Incentive Plan to increase the number of shares of common stock that we will have authority to grant from 3,500,000 to 6,000,000.

What shares can I vote?

You may vote or cause to be voted all shares owned by you as of the close of business on November 14, 2017, the record date. These shares include: (i) shares held directly in your name as a stockholder of record; and (ii) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to John P. Rochon and John Rochon, Jr., or either of them, or to vote your shares in person at the meeting. The Board of Directors has enclosed a proxy card for you to use to grant a voting proxy.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee together with a voting instruction card. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the 2017 Annual Meeting. Since you are not the stockholder of record, however, you may not vote these shares in person at the meeting unless you obtain from the broker or nominee that holds your shares a valid proxy from them giving you the right to vote the shares. Your broker or nominee should have enclosed or provided voting instructions for you to use in directing the broker or nominee how to vote your shares. If you hold your shares through a broker and you do not give instructions to the record holder on how to vote, the record holder will be entitled to vote your shares in its discretion on certain matters considered routine, such as the ratification of the appointment of our independent auditors. Neither the uncontested election of directors nor the amendment to our 2015 Stock Incentive Plan are considered a routine matter. Therefore, brokers do not have the discretion to vote on the election of directors or the amendment to our 2015 Incentive Plan. If you hold your shares in street name and you do not instruct your broker how to vote in these matters, no votes will be cast on your behalf. These “broker non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares entitled to vote on a particular proposal.

May I attend the 2017 Annual Meeting?

You are entitled to attend the 2017 Annual Meeting only if you were a stockholder as of the close of business on November 14, 2017, or you hold a valid proxy for the 2017 Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a record holder but hold shares beneficially through a broker or nominee (that is, in “street name”), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to November 14, 2017, a copy of the voting instruction card provided by your broker or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you may not be admitted to the 2017 Annual Meeting. The 2017 Annual Meeting will begin promptly at 10:00 a.m. (Central Time). Check-in will begin at 9:30 a.m., and you should allow ample time for the check-in procedures.

How can I vote my shares in person at the 2017 Annual Meeting?

You may vote by ballot in person at the 2017 Annual Meeting any shares that you hold as the stockholder of record. You may only vote in person shares held in street name if you obtain from the broker or nominee that holds your shares a valid proxy giving you the right to vote the shares.

How can I vote my shares without attending the 2017 Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may, without attending the meeting, direct how your shares are to be voted.

Stockholder of Record - Shares Registered in Your Name: If you are a stockholder of record, in addition to voting in person at the 2017 Annual Meeting, you may vote by proxy through the internet, by telephone or vote by proxy using a proxy card. Whether or not you plan to attend the 2017 Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

Vote by Internet, by going to the web address www.proxyvote.com and following the instructions for internet voting shown on your proxy card. Your Internet vote must be received by 11:59 p.m., Eastern Time, on December 17, 2017 to be counted.

Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you return your signed proxy card to us before the 2017 Annual Meeting, we will vote your shares as you direct. If you vote by internet or telephone, please do not mail your proxy card.

Vote by Telephone, use a touch tone phone to call the following toll-free number, 1-800-690-6903 and follow the recorded instructions. Your telephone vote must be received by 11:59 p.m., Eastern Time, on December 17, 2017 to be counted.

Beneficial Owner - Shares Registered in the Name of a Broker or Bank: If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received an instruction card containing voting instructions from that organization rather than from us. You will be provided with instructions to vote by internet, vote by telephone or to vote by mailing in your instruction card. Simply follow the voting instructions in the voting instruction card to ensure that your vote is counted.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Can I change my vote?

You may change your vote at any time prior to the vote at the 2017 Annual Meeting. For shares held directly in your name, you may accomplish this by: (i) sending a written notice of revocation to our Corporate Secretary at JRjr33, Inc., 2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201; (ii) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (iii) granting a subsequent proxy through the internet or telephone; or (iv) by attending the 2017 Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. Even if you plan to attend the 2017 Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or through the internet so that your vote will be counted if you later decide not to attend the 2017 Annual Meeting.

For shares you hold beneficially, you may change your vote by submitting new voting instructions to your broker or nominee or, if you have obtained a valid proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person. You may also change your vote by sending a written notice of revocation to the Corporate Secretary, JRjr33, Inc., 2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201.

Can I revoke my proxy?

You may revoke your proxy before it is voted at the meeting. To revoke your proxy, notify our Corporate Secretary in writing at JRjr33, Inc., 2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201, or deliver to our Corporate Secretary a duly executed proxy bearing a later date. You may also revoke your proxy by appearing at the meeting in person and voting your shares. Attendance at the meeting will not, by itself, revoke a proxy. If you vote by internet or telephone, you may also revoke your proxy by granting a subsequent proxy by telephone or internet. Attendance at the 2017 Annual Meeting will not, by itself, revoke a proxy. If your shares are held by your broker or bank as nominee or agent, you should follow the instructions provided by your broker or bank.

Who can help answer my questions?

If you have any questions about the 2017 Annual Meeting or how to vote or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact Heidi Hafer, the Corporate Secretary, JRjr33, Inc., 2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201, (972) 398-7120.

How are votes counted?

In the election of directors (Proposal No. 1), you may vote FOR all of the six (6) nominees named herein or you may direct your vote to be WITHHELD with respect to any one or more of the six (6) nominees.

With respect to Proposals 2 and 3, you may vote FOR, AGAINST, or ABSTAIN. If you ABSTAIN on these proposals, it has the same effect as a vote AGAINST.

If you provide specific instructions, your shares will be voted as you instruct. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted in accordance with the recommendations of the Board of Directors FOR each of the six (6) nominees for election as director; FOR the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and FOR approval of an amendment to our 2015 Stock Incentive Plan to increase the number of shares of common stock that we will have authority to grant from 3,500,000 to 6,000,000.

What is a quorum and why is it necessary?

Conducting business at the 2017 Annual Meeting requires a quorum. The presence, either in person or by proxy, of the holders of a majority of our shares of common stock outstanding on November 14, 2017 is necessary to constitute a quorum. On the record date, there were 44,837,723 shares outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the 2017 Annual Meeting. Abstentions and broker non-votes (which result when your shares are held in “street name” and you do not tell the nominee how to vote your shares and are described in detail below) are treated as present for purposes of determining whether a quorum exists. Broker non-votes are relevant in determining whether a quorum is present at the meeting. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

What are Broker-Non-Votes?

Under the rules of the New York Stock Exchange (“NYSE”), member brokers who hold shares in street name for their customers that are the beneficial owners of those shares have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners. Under NYSE rules, when a proposal is not a “routine” matter and a member broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal since it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on that matter, as it has not received voting instructions with respect to those shares from the beneficial owner and does not have discretionary authority to vote those shares on such matters. “Broker non-votes” are not entitled to vote at the 2017 Annual Meeting with respect to the matters to which they apply; however, “broker non-votes” will be included for purposes of determining whether a quorum is present at the 2017 Annual Meeting.

Proposals 1 and 3 are each considered a “non-routine” matter. As a result, brokers that do not receive instructions with respect to Proposals 1 and 3 from their customers will not be entitled to vote on such proposals. Proposal 2 is considered a “routine” matter. As a result, brokers that do not receive instructions with respect to Proposal 2 from their customers will be entitled to vote on such proposal.

What is the voting requirement to approve each of the proposals?

For Proposal 1, which relates to the election of directors, the six (6) nominees receiving the highest number of “FOR” votes (from the holders of votes of shares present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR or WITHHELD will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote.

To be approved, Proposal 2, which relates to the ratification of the appointment of Whitley Penn LLP, as our independent registered public accounting firm for the year ending December 31, 2017, must receive FOR votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the 2017 Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Although none are expected to exist in connection with Proposal 2, broker non-votes, if any, will have no effect. This vote is advisory, and therefore is not binding on us, the Audit Committee or our Board of Directors. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

To be approved, Proposal 3, which relates to the approval of an increase in the number of shares of common stock that may be granted under our 2015 Stock Incentive Plan, must receive FOR votes from the holders of a majority of the votes cast at the 2017 Annual Meeting. Abstentions will have the same effect as an AGAINST vote. Broker non-votes will have no effect.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date, and return each proxy card and voting instruction card that you receive.

Where can I find the voting results of the 2017 Annual Meeting?

We intend to announce preliminary voting results at the 2017 Annual Meeting and publish final results in a Current Report on Form 8-K that will be filed within four (4) days of the meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

What happens if additional matters are presented at the 2017 Annual Meeting?

Other than the three (3) items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2017 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. John P. Rochon, our Chairman and Chief Executive Officer, and John Rochon, Jr., our Vice Chairman, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

How many shares are outstanding and how many votes is each share entitled?

Each share of our common stock that is issued and outstanding as of the close of business on November 14, 2017, the record date, is entitled to be voted on all items being voted on at the 2017 Annual Meeting, with each share being entitled to one vote on each matter. On the record date, 44,837,723 shares of common stock were issued and outstanding.

Who will count the votes?

One or more inspectors of election will tabulate the votes.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to anyone else, except: (i) as necessary to meet applicable legal requirements; (ii) to allow for the tabulation of votes and certification of the vote; or (iii) to facilitate a successful proxy solicitation.

Who will bear the cost of soliciting votes for the 2017 Annual Meeting?

The Board of Directors is making this solicitation on behalf of the Company, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

May I propose actions for consideration at next year’s Annual Meeting of Stockholders?

You may submit proposals for consideration at future stockholder meetings. In order for a stockholder proposal to be considered for inclusion in the proxy statement for our 2018 Annual Meeting, however, the written proposal must be received by us by August 1, 2018. Those proposals also must comply with Securities and Exchange Commission (the “SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If you wish to submit a proposal or nominate a director at the 2018 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must currently do so in accordance with the charter of the Nominating and Corporate Governance Committee, which is available on our website at www.jrjrnetworks.com in the Investors section and which contains additional requirements about advance notice required of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, has nominated for annual election as director each of the individuals identified below, all of whom are incumbent directors.
THE NOMINEES

The following table sets forth the name, age and position of each of the Company's directors and executive officers:

Name	Age	Current Title & Position	Served as an Officer or Director Since	Committees
John P. Rochon	66	Chief Executive Officer, President and Chairman of the Board	2012
John P. Rochon, Jr.	40	Vice Chairman, Chief Financial Officer, Treasurer and Director	2012
John W. Bickel	69	Director	2014	(1) (2) (3)
Roy G.C. Damary	73	Director	2014	(2) (3)
Bernard Ivaldi	68	Director	2014	(1)
William H. Randall	71	Director	2012	(1) (2)

(1) Audit Committee
(2) Compensation Committee
(3) Nominating Committee

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR SHARES FOR THE ELECTION
OF EACH OF THESE NOMINEES

It is the intention of the persons named in the accompanying proxy card to vote all shares of common stock for which they have been granted a proxy for the election of each of the nominees, each to serve as a director until the next annual meeting of stockholders and until his successor shall have been duly elected and qualified. All of the nominees have consented to being named in this proxy statement and to serve as a director if elected. At the time of the 2017 Annual Meeting, if any of the nominees named above is not available to serve as director (an event that the Board of Directors does not currently have any reason to anticipate), all proxies will be voted for any one or more other persons that the Board of Directors designates. The Board of Directors believes that it is in the best interests of the Company to elect the above-described nominees.
INFORMATION ABOUT THE NOMINEES

Currently, the Board of Directors consists of six (6) members: John P. Rochon, John Rochon, Jr., William H. Randall, Bernard Ivaldi, Roy G.C. Damary, and John W. Bickel. The Board of Directors believes that it is in our best interests to elect the six (6) below-described nominees, each to serve as a director until the next Annual Meeting of stockholders and until his or her successor shall have been duly elected and qualified. All the nominees have consented to being named in this proxy statement and to serve as a director if elected. At the time of the 2017 Annual Meeting, if any of the nominees named above is not available to serve as director (an event that the Board of Directors does not currently have any reason to anticipate), all proxies will be voted for any one or more other persons that the Board of Directors designates in their place.

The Board believes that each of our directors is highly qualified to serve as a member of the Board and each has contributed to the mix of skills, core competencies and qualifications of the Board of Directors. When evaluating candidates for election to the Board, the Nominating and Corporate Governance Committee seeks candidates with certain qualities that it believes are important, including experience, skills, expertise, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, those criteria and qualifications described in each director’s biography below and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board of Directors.

Set forth below are summaries of the background, business experience and descriptions of the principal occupation for at least the past five (5) years of each of our current nominees for election as directors:

John P. Rochon, Chief Executive Officer, President and Chairman of the Board

John P. Rochon has had four decades of wide-ranging success in finance, operations, business planning, sales, brand-building and marketing. He is an accomplished investor and business strategist. By the time he was 40 years old, Mr. Rochon was chairman and CEO of a Fortune 500 global consumer goods company, serving in that role for nearly a decade. Mr. Rochon is founder and chairman of Richmont Holdings, a private investment and business holding company based in Dallas, Texas. His career has included hundreds of business transactions across multiple industries. His team has achieved an impressive investment track record in its category over three decades. Richmont uses its own patented diagnostic system to build the top line of a company. Mr. Rochon was the leader in bringing the power of the Internet to consumer sales. With Mr. Rochon as its General Partner, Richmont Capital Partners led an investment group that became the largest shareholder in, and appointed two members to the Board of Directors of, Avon Products Inc., which subsequently experienced tremendous growth. From 1989-1992, Mr. Rochon and his team created a detailed strategy for Avon to grow, including recommendations (many of which were adopted by Avon) relating to revitalizing the corporate entrepreneurial culture through a re-focus on the needs of the sales force; enhancing career opportunities for the sales force; improved training for the sales force; more effective internal communication; improving product delivery and product rationalization; strengthening price/quality equity; enhanced long range planning to increase repeat purchases and reduce sales force turnover; and tying management compensation more closely to shareholder returns. During the 1987-1997 period, Avon’s revenue increased by 100% from $2.5 billion to $5 billion, earnings per share increased by 43% and market cap increased from approximately $1.5 billion at the beginning of 1987 to approximately $8.0 billion at the end of 1997. Neither John P. Rochon nor Richmont Capital Partners I or II currently has an equity interest in Avon Products, Inc.

As Chairman and CEO of Mary Kay Inc., Mr. Rochon led that company to global growth and pioneered the use of Internet technology in the micro-enterprise/direct selling sector. He also managed the growth of a portfolio of Richmont companies, in financial services, marketing, international trading, food services and other sectors. Major investments included Armor Holdings, Royal Appliance/Dirt Devil, The Dial Corp., Harvey’s Casinos, Black and Decker, RealPage Inc. and Maybelline. Mr. Rochon also served as a director of Younegvity International, Inc. In addition to JRJR, Mr. Rochon’s companies today include a nationwide network of supplies and services to businesses and a line of gourmet products. He has founded several investment funds, including a hedge fund, a fund of funds and a debt investment fund. Mr. Rochon holds a Bachelor of Science and a Master of Business Administration from the University of Toronto and began his career as a chemist before moving on to management positions in manufacturing, operations, marketing and finance. We selected Mr. Rochon to serve on our Board due to his substantial experience in finance, operations, business planning, and his years of leadership in the direct selling industry.

John Rochon, Jr., Chief Financial Officer, Director and Vice Chairman of the Board

John Rochon, Jr. became a director on December 3, 2012, our Vice Chairman on May 1, 2014, and served as our Chief Financial Officer since May 26, 2017 and from March 16, 2015 until March 24, 2016. He also became the Chief Executive Officer of The Longaberger Company on May 27, 2015. Since 2006, he has served as the Vice Chairman and CEO of Richmont Holdings. He has expertise in capital markets and is experienced in financial analysis, mergers and acquisitions, technology and the review, structuring and management of new business opportunities. After receiving his degree in Business Administration from Southern Methodist University, he worked at JP Morgan Chase in New York before returning to Dallas, where for more than a decade he has run the Rochon’s family office. He now oversees Richmont Holdings’ financial analysis of potential business transactions and plays a leading role in guiding strategic planning for Richmont Holdings. We selected Mr. Rochon to serve on our Board due to his experience in financial analysis, mergers and acquisitions, technology and structuring and management of new business opportunities. Mr. Rochon is the son of John P. Rochon, our Chairman and CEO.

William H. Randall, Director

William H. Randall became a director on December 3, 2012. He currently serves as the lead director and is the Chairman of the Audit Committee and Chairman of the Compensation Committee. He is a 35-year veteran of the direct selling industry who has served in sales, marketing and other senior executive positions in companies such as Mary Kay Inc., BeautiControl Cosmetics and start-up enterprises funded by Sur la Table and Ross Simons. He is a past board member of the Direct Selling Association and is founder and chairman of Hatch Holdings LLC which, since 1990, has provided strategic planning and tactical support to senior management of direct selling companies. He received his Master of Business Administration from Harvard Business School. We selected Mr. Randall to serve on our Board due to his prior direct selling experience.

Bernard Ivaldi, Director

Bernard Ivaldi became a director on July 9, 2014. He currently serves as a member of the board of directors of two subsidiaries of JRJR. For the past twenty years, he has been consulting extensively with multinational companies and educational institutions in Europe, USA, South America and Australia. Since 2002, he has been the Managing Director of BI Conseil & Associates, a consulting company that he owns based in Vaud, Switzerland. From 1997 to 2002, he served as the CEO of Neuromedia SA of Liege, Belgium. Prior thereto, he served as an administrator at Lalive & Partners, Attorneys at Law, Geneva, a Director of Webster University, Geneva, Switzerland and a Director General of The International School of Geneva. Bernard Ivaldi has obtained diplomas from American and French Universities including a Ph.D. (doctorate 1983) from Columbia Pacific University, Ph.D. (ABD) New York University. He was a Doctoral Fellow in Bilingual Education at New-York University N.Y. (1977). He was awarded a Maîtrise de Linguistique Générale (Honors), University of Nice, France (1971). He has been a Member of la Conférence de l’Instruction Publique du Département de l’Instruction Publique, Genève. Bernard Ivaldi is former Chairman of the International Schools Association and currently a board member. ISA is an international NGO with consultative status to UNESCO and ECOSOC. He is currently Vice-Président du Conseil de Fondation de l’Institut Supérieur des Affaires et du Management (INSAM), Geneva. We selected Mr. Ivaldi to serve on our Board due to his knowledge of Swiss and French corporate laws and his experience in the field of administration, management of finances and of personnel, and in-service training.

Roy G.C. Damary, Director

Roy G.C. Damary became a director on July 9, 2014. Mr. Damary currently serves as a member of the board of directors of two subsidiaries of JRJR. He is the President of the INSAM Foundation in Geneva, Head of Business Studies at Robert Kennedy College (RKC), Switzerland, where he has taught for the last 13 years, and Honorary Professor at the Ural State Forest Engineering University, Ekaterinburg (Russia). He owns, and since 1994 has provided consulting services through, Technomic Consultants SA, which provided industrial marketing consultancy services for nearly 25 years before its reorientation to management services for foreign-owned Swiss companies. From 1998 through 2013, Mr. Damary also individually provided services to Bridport and Co., a financial services company in Switzerland, as an outside consultant. He began his professional career in 1966 as a research engineer and later as a techno-economic specialist at the Battelle Institue in Geneva, Switzerland. He holds an M.A. in Engineering Science with First Class Honours from Oxford University (1966), an M.B.A. with High Distinction (Baker Scholar) from Harvard Business School (1974) and a Ph.D. from Lausanne University (2000). We selected Mr. Damary to serve on our Board due to his international management prior experience as well as his knowledge of Swiss corporate law and practice and his international experience as a marketing consultant.

John W. Bickel, Director

Mr. Bickel became a director on September 16, 2014. Mr. Bickel co-founded the Dallas and New York-based national law firm Bickel & Brewer, where he served as an equity partner for over 30 years, withdrawing only recently from the firm to pursue other interests. He currently heads the firm of Bickel PLLC. Mr. Bickel received his Bachelor of Science degree from the United States Military Academy at West Point, New York in 1970, received infantry and parachute training, and served three years as an officer in an infantry battalion and aide-de-camp to a general officer of the United States Army. Mr. Bickel received his law degree from Southern Methodist University Dedman School of Law in 1976. Following law school, Mr. Bickel completed his West Point obligation as a trial attorney in the Judge Advocate General’s Corps, in three years trying to verdict over 80 jury cases while serving on separate occasions as Chief Trial Counsel and Chief Defense Counsel at Ft. Lewis, Washington. As a business litigator, Mr. Bickel was selected by his peers as a Top 100 Lawyer in the State of Texas. Mr. Bickel has been a member of the Executive Committee of the Southern Methodist University Dedman School of Law and has served terms as a trustee of the West Point Association of Graduates. Mr. Bickel is a Fellow of both the American Bar Foundation and the Texas Bar Foundation, a Sustaining Life Fellow in the Dallas Bar Foundation, a member of the Citizens for a Qualified Judiciary, an alumni member of the former Markey-Wigmore Chapter of the Inns of Court, and is licensed to practice in both Texas and New York. We selected Mr. Bickel to serve on our Board because of his decades of accomplishment, experience, and good judgment as a preeminent commercial litigation attorney; his broad and deep experience in corporate law, governance, and dispute resolution; and his analytical skills and leadership abilities.
DIRECTOR INDEPENDENCE

The Board of Directors has affirmatively determined that each of the nominees and each of William H. Randall, Bernard Ivaldi, Roy G.C. Damary and John W. Bickel are “independent” directors under the definition set forth in the listing standards of the NYSE American LLC (the "NYSE American"). We qualify as a controlled company because in excess of 50% of our voting power is held by John P. Rochon and John Rochon, Jr. individually and through entities that each control. John P. Rochon and John Rochon, Jr. entered into a voting agreement, such that they are deemed to be members of a group for voting purposes. As such, we qualify for certain exemptions to the NYSE American listing requirements, including the requirement that a majority of our directors be independent, and the requirements to have a Compensation Committee and a Nominating and Corporate Governance Committee, each composed of entirely independent directors. Although at least 50% of our Board are currently independent directors, there can be no assurance that this will always be the case. In addition, each of our Compensation Committee and Nominating and Corporate Governance Committee are currently comprised entirely of independent directors.
INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

The Audit Committee of our Board is currently composed of three directors, each of whom have been determined to be independent by our Board of Directors and other standards for Audit Committee members under the rules of the NYSE American. The Audit Committee is comprised of Messrs. Randall, Bickel and Ivaldi and we have determined that Mr. Randall is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K. The Audit Committee met seven (7) times during the year ended December 31, 2016.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in its oversight of all material aspects of our accounting and financial reporting processes, internal controls and audit functions, including our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Pursuant to its charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K. In addition, the Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent registered public accounting firm, the scope of the annual audits, fees to be paid to the independent registered public accounting firm, the performance of our independent registered public accounting firm and the accounting practices of the Company and our internal controls and legal compliance functions. The Audit Committee also reviews, prior to publication, our quarterly earnings releases and our reports to the SEC on Forms 10-K and 10-Q. The formal report of the Audit Committee for fiscal year 2016 is set forth below under Proposal 2 under the caption “Report of the Audit Committee of the Board of Directors.” The Audit Committee operates under a written Audit Committee Charter, which is available to stockholders on our website at http://www.jrjrnetworks.com. The charter further describes the nature and scope of responsibilities of the Audit Committee.

Compensation Committee

The Compensation Committee of our Board currently consists of Messrs. Damary, Randall and Bickel, each of whom is deemed to be independent by our Board of Directors and in accordance with the NYSE American definition of independence. The Compensation Committee determines, approves, and reports to the Board of Directors regarding the compensation of our executive officers. The Compensation Committee also has the power to review and make recommendations to our Board for approval, incentive compensation plans and equity-based plans, to recommend the grant of options and other awards under such incentive compensation and equity-based plans, and to administer and such plans. Our Chief Executive Officer and Chief Financial Officer typically make performance assessments of our other employees throughout the year and make recommendations to the Compensation Committee regarding the compensation of our Named Executive Officers. The Compensation Committee did not meet during the year ended December 31, 2016.

The Compensation Committee also reviews and recommends to the Board of Directors appropriate director compensation programs for service as directors, committee chairs and committee members.

The Compensation Committee operates under a written Compensation Committee Charter, which is available to stockholders on our website at http://www.jrjrnetworks.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of our Board currently consists of Senator Hutchison and Messrs. Bickel and Damary, each of whom is deemed to be independent by our Board of Directors and in accordance with the NYSE American definition of independence. The Nominating and Corporate Governance Committee met one (1) time during the year ended December 31, 2016.

The functions performed by the Nominating and Corporate Governance Committee include:

•	recommending to the Board of Directors, individuals for appointment or election as directors;

•	recommending to the Board of Directors individuals for appointment to vacancies on any committee of the Board of Directors;

•	to developing and recommending to the Board of Directors corporate governance guidlines; to review and oversee any related party transactions; and

•	performing any other duties or responsibilities expressly delegated to the committee by the Board of Directors relating to board or committee members.

In evaluating an incumbent director whose term of office is set to expire, the Nominating and Corporate Governance Committee reviews such director’s overall service to the Company during such director’s term, including the number of meetings attended, level of participation, quality of performance, and any transactions with the Company engaged in by such director during his term.

When selecting a new director nominee, the Nominating and Corporate Governance Committee first determines whether the nominee must be independent for NYSE American purposes or whether the candidate must qualify as an “audit committee financial expert.” The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm to assist in the identification of qualified director candidates. The Nominating and Corporate Governance Committee also will consider nominees recommended by our stockholders. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties. The Nominating and Corporate Governance Committee evaluates the suitability of potential nominees, taking into account the current composition of the Board of Directors, including expertise, diversity and the balance of inside and independent directors. The Nominating and Corporate Governance Committee endeavors to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting, finance, knowledge of our industry, strategic vision, research and development and other areas relevant to our business.

Stockholders wishing to directly recommend candidates for election to the Board of Directors at our next annual meeting to be included in our proxy statement must do so by giving written notice to: Chairman of the Nominating and Corporate Governance Committee, JRjr33, Inc., 2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201. The notice must state: (1) the name and address of the stockholder making the recommendations; (2) the name, age, business address, and residential address of each person recommended; (3) the principal occupation or employment of each person recommended; (4) the class and number of shares of our stock that are beneficially owned by each person recommended and by the recommending stockholder; (5) any other information concerning the persons recommended that must be disclosed in nominee and proxy solicitations in accordance with Regulation 14A of the Exchange Act; and (6) a signed consent of each person recommended stating that he or she consents to serve as a director of the Company if elected.

In considering any person recommended by one of our stockholders, the Nominating and Corporate Governance Committee will look for the same qualifications that it looks for in any other person that it is considering for a position on the Board of Directors. Any stockholder nominee recommended by the Committee and proposed by the Board of Directors for election at the next annual meeting of stockholders will be included in our proxy statement for that annual meeting.

The Nominating and Corporate Governance Committee operates under a written Nominating and Corporate Governance Committee Charter, which is available to stockholders on our website at http://www.jrjrnetworks.com.

Board Leadership Structure

Our Chief Executive Officer also serves as our Chairman of the Board. In March 2016, our Board appointed William H. Randall to serve as our lead independent director. Although we do not have a formal policy addressing this topic, we believe that when the Chairman is not independent, it is important to have a separate lead director, who is an independent director. We believe that the combination of Mr. John P. Rochon as our Chairman of the Board and Mr. William H. Randall as our lead director is an effective structure for our company. The division of duties and the additional avenues of communication between the Board and our management associated with this structure provides the basis for the proper functioning of our Board and its oversight of management.

Family Relationships

Paula Mackarey, the President, Publisher and a member of the Board of Directors of our subsidiary, Happenings Communications Group, Inc., is the sister of our Chief Executive Officer, President and Chairman of the Board, Mr. Rochon.

John Rochon, Jr., our Vice Chairman and Chief Financial Officer, is the son of Mr. Rochon. Heidi Rochon Hafer, our Corporate Secretary, is the daughter of Mr. Rochon.

There are no other family relationships between any of our directors or officers.

Code of Ethics

We adopted a Code of Ethics. Our Code of Ethics obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in conflict-of-interest transactions without our consent. Our Code of Ethics is included in our Investor Relations section of our Internet website, http://www.jrjrnetworks.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any director or officer, we will promptly disclose the nature of the amendment or waiver on our website.

Vote Required

Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the 2017 Annual Meeting in person or by proxy will be elected.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board has established a process to receive communications from stockholders. Stockholders may contact any member or all members of the Board, any Board committee, or any chair of any such committee by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at JRjr33, Inc., 2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201.

All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary and the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed. The Board of Directors has instructed the Corporate Secretary to forward stockholder correspondence only to the intended recipients, and has also instructed the Corporate Secretary to review all stockholder correspondence and, in the Corporate Secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. Any such items may be forwarded elsewhere in the Company for review and possible response.
BOARD AND COMMITTEE MEETINGS

During our fiscal year ended December 31, 2016, our Board of Directors held six (6) meetings. During our fiscal year ended December 31, 2016, our Audit Committee, Nominating and Corporate Governance Committee met seven (7) times and one (1) time, respectively. Our Compensation Committee did not meet during our fiscal year ended December 31, 2016. Each of our incumbent directors that were directors during our fiscal year ended December 31, 2016 attended at least 75% of the meetings of the Board of Directors and Board committees on which such director served during 2016.
DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Our directors are encouraged, but not required, to attend the 2017 Annual Meeting.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent (10%) of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such officers, directors and persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file with the SEC.

Based solely on a review of the copies of such forms that were received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we are not aware of any failures to file reports or report transactions in a timely manner during the year ended December 31, 2016 other than a late filing of a Form 3 by Christopher Brooks and a late filing of a Form 4 by John Walker.
CORPORATE GOVERNANCE

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our strategy, finances and operations, as well as the risks associated with each. The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, internal controls and legal and regulatory compliance. The Audit Committee undertakes, at least annually, a review to evaluate these risks. The members then meet separately with management responsible for such area, including our Chief Financial Officer, and report to the Audit Committee on any matters identified during such discussions with management. In addition, the Compensation Committee considers risks related to the attraction and retention of talent as well as risks relating to the design of compensation programs and arrangements. The Nominating and Corporate Governance Committee manages risks associated with the independence and composition of the Board and corporate governance. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. The full Board considers strategic risks and opportunities and regularly receives detailed reports from the committees regarding risk oversight in their respective areas of responsibility.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted policies and procedures for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or stockholders owning five percent or greater of our outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the SEC. Pursuant to our charter, our Audit Committee and Nominating and Corporate Governance Committee reviews on an on-going basis for potential conflicts of interest, and approves if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter and Nominating and Corporate Governance Committee, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to SEC Regulation S-K, Item 404.

A discussion of our current related person transactions appears in this Proxy Statement under “Certain Relationships and Related Transactions.”
DIRECTOR COMPENSATION

The following table provides information on compensation awarded or paid to the directors listed below for the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
John W. Bickel	$45,870	$50,000	$—	$95,870
Michael Bishop(4)	—	100,000	—	100,000
Roy G.C. Damary	37,500	50,000	—	87,500
Bernard Ivaldi	37,500	50,000	—	87,500
William H. Randall	45,870	60,000	—	105,870
Julie Rasmussen(5)	45,870	50,000	92,000	187,870
Kay Bailey Hutchison(6)	37,530	—	—	37,530

(1)	Represents monthly fees paid for Board service during 2016.
(2)	Amount reflects the issuance date value of the named directors' stock awards, which were based on the current market value of the shares granted in 2016.
(3)	Consulting fees paid to Ms. Rasmussen for her operating and international consulting to various JRJR subsidiaries.
(4)	Mr. Bishop resigned as a director on October 3, 2017.
(5)	Ms. Rasmussen resigned as a director on March 28, 2017.
(6)	Ms. Hutchison has not been a director since our Annual Meeting of Stockholders held in September 2016.

During 2016, the compensation of non-employee members of the Board remained at $100,000 per year, of which $50,000 is typically paid in cash (unless a Board member requests a portion of the cash be paid in equity) and the remaining $50,000 is paid in equity. Board members do not receive extra compensation for service on committees.

On February 19, 2016, the Board of the Company granted under the 2015 Stock Plan an aggregate of 940,702 shares of common stock to the members of the Board. The number of shares of common stock granted to each member of the Board represents 50%

of the annual fees (other than Mr. Bishop, who elected to receive 100% of such fees in shares of common stock) previously earned for service as directors and is based on their term of service. The number of shares issued to the members of the Board were as follows: Michael Bishop was granted 304,268 shares; William Randall was granted 152,134 shares; Julie Rasmussen was granted 143,309 shares; Roy Damary was granted 90,411 shares; Bernard Ivaldi was granted 90,411 shares; and John Bickel was granted 66,254 shares. On March 3, 2016, the Board of Directors appointed William Randall to serve as the Board’s Lead Independent Director. For his service as Lead Independent Director, Mr. Randall received an award of common stock valued at $10,000 (9,616 shares of common stock), which is an additional 20% of the annual equity grant, for services as Lead Independent Director during the upcoming year.

On August 28, 2017, the Board of the Company granted each of William Randall, John Bickel, Roy Damary, and Bernard Ivaldi a stock grant of 117,647 shares of common stock. The number of shares of common stock granted to each board member represents 50% of the new annual fee of $100,000.

Long-Term Incentive Plans and Awards

The 2013 Director Smart Bonus Unit Plan provides for the issuance of a cash bonus tied to stock price appreciation for non-employee directors. The Compensation Committee of the Board of Directors approves all awards that are granted under the plan. During 2013, the Company awarded a total of 25,000 equivalent SARs among all eligible directors that are remeasured each reporting period and are recognized ratably over the contractual term. During 2016 and 2015, the Company did not award any additional SARs to eligible directors. The Company did not recognize compensation expense/(income) during 2016 related to this Plan. The Company recognized approximately $(12,000) in compensation expense/(income) during 2015 related to this Plan.
LIMITS ON LIABILITY AND INDEMNIFICATION

Under the provisions of Section 607.0850 of Florida Business Corporations Act, we may indemnify our directors, officers, employees and agents and maintain liability insurance for those persons. Section 607.0850 provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if the person’s conduct was in good faith. In the case of conduct in an official capacity with the corporation, the person may be indemnified if the person reasonably believed that such conduct was in the corporation’s best interests. In all other cases, the corporation may indemnify the person if the person reasonably believed that such conduct was at least not opposed to the corporation’s best interests. In the case of any criminal proceeding, the person may be indemnified if the person had no reasonable cause to believe the person’s conduct was unlawful.

Our amended bylaws provide for indemnification of our directors and executive officers to the maximum extent permitted by the Florida Business Corporations Act.

In addition, we have entered into indemnification agreements with each of our current director nominees and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under the Florida Business Corporations Act against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
COMPENSATION COMMITTEE INTERLOCKS

During the last fiscal year ended December 31, 2016, none of our executive officers served on the Board of Directors or compensation committee of any other entity whose officers served either on our Board of Directors or compensation committee.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information as of November 14, 2017 regarding the beneficial ownership of the Company's common stock. Beneficial ownership generally includes voting or investment power with respect to securities.

The table reflects ownership by:

•	each person or entity who owns beneficially 5% or greater of the shares of common stock outstanding;

•	each of the Company's executive officers and directors; and

•	the Company's executive officers and directors as a group.

The percentages below are calculated based on 44,837,723 shares of common stock being issued and outstanding as of November 14, 2017. The Company has determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The table below does not include certain shares of common stock that may be issued at some time in the future, subject to the terms and conditions of that certain Amended Share Exchange Agreement. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Name of Beneficial Owner	Positions	Number of Shares of common stock Beneficially Owned or Right to Direct Vote	Percent of common stock Beneficially Owned or Right to Direct Vote
Directors and Named Executive Officers
John P. Rochon (1)	Chief Executive Officer, President and Chairman of the Board	13,990,000	34.5%
John P. Rochon, Jr. (2)	Vice Chairman, Chief Financial Officer, Treasurer and Director	5,875,222	14.5%
John W. Bickel	Director	166,898	*
Michael Bishop	Director	500,346	1.2%
Roy G.C. Damary	Director	208,058	*
Bernard Ivaldi	Director	210,690	*
William H. Randall	Director	269,781	*
John P. Walker (3)	Former Chief Financial Officer	—	*
Fraser E. Marcus (4)	Former Executive Vice President	—	*
Russell R. Mack	Former Executive Vice President and Former Director	150,000	*
Christopher L. Brooks	Former Chief Financial Officer	—	*
Kelly L. Kittrell	Former Chief Financial Officer and Treasurer and Former Director	150,000	*
Ryan C. Mack	Former Deputy Chief Financial Officer	—	*
Matt J. Howe	Former Chief Investment Officer	—	*
All directors and executive officers as a group		21,521,095	53.0%
5% Shareholders
Rochon Capital Partners, Ltd. (5)		13,990,000	34.5%
John Rochon Management, Inc. (6)		13,990,000	34.5%
Richmont Street, LLC (7)		3,200,000	7.9%
Richmont Capital Partners V LP (8)		3,200,000	7.9%

* Less than 1%

(1)
Includes 37,500 shares of common stock issued directly to John Rochon Management, Inc. (“JRMI”) and 12,327,000 shares issued to Rochon Capital. The limited partnership interests of Rochon Capital are owned 79% by Mr. Rochon, 20% by his wife and 1% by the general partner, JRMI. JRMI has control over the voting and disposition of the shares held by Rochon Capital, and as the owner of all of the equity of JRMI, Mr. Rochon has control over the decision making of JRMI. As such, Mr. Rochon may be considered to have control over the voting and disposition of the shares registered in the name of Rochon Capital, and therefore, such shares are also included in the shares listed as held by Mr. Rochon. Also includes an additional 1,625,000 shares of common stock issued to a trust of which Ms. Longaberger is the trustee, which shares are subject to a voting agreement entered into between the trust and Rochon Capital. Excludes an additional 25,240,676 shares of common stock which may be issued in the future upon the occurrence of certain stock acquisitions (the “Second Tranche Stock”) by third parties or the announcement of certain tender or exchange offers of common stock, pursuant to the Amended Share Exchange Agreement. In the event the Second Tranche Stock is issued to Rochon Capital, Mr. Rochon’s beneficial ownership percentage would increase to 60.7.%. See the section entitled “Certain Relationships and Related Party Transactions.” This does not include any shares of common stock to be issued upon conversion of the note in the principal amount of $1 million acquired from Dominion. The original note issued to Dominion has a provision that limits the conversion of the note if such conversion would cause the beneficial ownership to exceed 4.99% of our outstanding shares of common stock.

(2)
Includes 1,141,760 shares held directly by John Rochon, Jr. and 1,237,500 shares of common stock held by The William John Philip Rochon 2010 Dynasty Trust, of which John Rochon, Jr. is the sole trustee. Includes 3,200,000 shares of common stock issued to Richmont Capital Partners V LP (“RCP V”), which has Richmont Street, LLC as its Managing General Partner, an entity controlled by John Rochon, Jr. Also includes 295,962 shares held by trusts for the benefit of John Rochon, Jr.’s children, of which John Rochon, Jr. is the sole trustee. Does not include options exercisable for 70,000 shares of common stock that vest on February 17, 2017 and options exercisable of 280,000 shares of common stock that vest 25% a year starting on March 23, 2018.

(3)	Does not include options exercisable for of 150,000 shares of common stock that vest 33% a year starting on November 8, 2017.
(4)	Does not include options exercisable for of 300,000 shares of common stock that vest 33% a year starting on February 8, 2017.
(5)
Includes 12,327,000 shares of common stock issued directly to Rochon Capital. The limited partnership interests of Rochon Capital are owned 79% by Mr. Rochon, 20% by his wife and 1% by the general partner, JRMI. JRMI has control over the voting and disposition of the shares held by Rochon Capital and as the owner of all of the equity of the JRMI. Mr. Rochon has control over the decision making of JRMI. Inasmuch as Mr. Rochon, Rochon Capital and JRMI may be deemed a group due to certain actions taken by them in connection with the Share Exchange Agreement the beneficial ownership number for Rochon Capital also includes an additional 37,500 shares issued directly to JRMI. Includes an additional 1,625,000 shares of common stock issued to a trust of which Ms. Longaberger is the trustee, which shares are subject to a voting agreement entered into between the trust and Rochon Capital. Excludes an additional 25,240,676 shares of common stock which may be issued in the future upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of common stock pursuant to the Amended Share Exchange Agreement. In the event the Second Tranche Stock is issued to Rochon Capital, Rochon Capital’s beneficial ownership percentage would increase to 60.7%. See the section entitled “Certain Relationships and Related Party Transactions.” This does not include any shares of common stock to be issued upon conversion of the note in the principal amount of $1 million acquired from Dominion. The original note issued to Dominion has a provision that limits the conversion of the note if such conversion would cause the beneficial ownership to exceed 4.99% of our outstanding shares of common stock.

(6)
Includes 37,500 shares of common stock issued directly to JRMI and 12,327,000 shares issued to Rochon Capital. The limited partnership interests of Rochon Capital are owned 79% by Mr. Rochon, 20% by his wife and 1% by the general partner, JRMI. JRMI has control over the voting and disposition of the shares held by Rochon Capital and as the owner of all of the equity of JRMI, Mr. Rochon has control over the decision-making of JRMI. Include an additional 1,625,000 shares of common stock issued to a trust of which Ms. Longaberger is the trustee, which shares are subject to a voting agreement entered into between the trust and Rochon Capital. Excludes an additional 25,240,676 shares of common stock which may be issued in the future upon the occurrence of certain stock acquisitions by third parties or the announcement of certain tender or exchange offers of common stock pursuant to the Amended Share Exchange Agreement, which became effective on December 1, 2014. In the event the Second Tranche Stock is issued to Rochon Capital, JRMI’s beneficial ownership percentage would increase to 60.7%. See the section entitled “Certain Relationships and Related Party Transactions.” This does not include any shares of common stock to be issued upon conversion of the note in the principal amount of $1 million acquired from Dominion. The original note issued to Dominion has a provision that limits the conversion of the note if such conversion would cause the beneficial ownership to exceed 4.99% of our outstanding shares of common stock.

(7)
Includes 3,200,000 shares of common stock issued to RCP V upon conversion of the RCP V Note on November 26, 2014. Richmont Street is the sole general partner of RCP V and John Rochon Jr. has decision making power with respect to Richmont Street.

(8)	Includes 3,200,000 shares of common stock issued to RCP V upon conversion of the RCP V Note on November 26, 2014. Richmont Street, controlled by John Rochon Jr., is the sole general partner of RCP V.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Whitley Penn LLP, as our independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2017.

Ratification of the appointment of Whitley Penn LLP by our stockholders is not required by law. As a matter of policy, however, the selection is being submitted to our stockholders for ratification at the 2017 Annual Meeting. The Company is asking its stockholders to ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for fiscal 2017. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

A representative of Whitley Penn LLP is expected to be present at the 2017 Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

On July 21, 2017, we retained Whitley Penn LLP as our new independent registered public accounting firm responsible for auditing our financial statements.

BDO USA, LLP (“BDO”) audited our consolidated financial statements for the fiscal year ended December 31, 2015, and reviewed the subsequent interim quarterly filing for the periods ended March 31, 2016 and June 30, 2016. On December 7, 2016, the Audit Committee dismissed BDO as our independent registered public accounting firm. The report of BDO on our consolidated financial statements as of and for the fiscal year ended December 31, 2015, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal year ended December 31, 2015, and in the subsequent interim periods through December 7, 2016, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the matter in their report on our consolidated financial statements for the fiscal year ended December 31, 2015. In addition, during the fiscal year ended December 31, 2015, and the subsequent interim period through December 7, 2016, there were no reportable events described under Item 304(a)(1) (v) of Regulation S-K

On December 13, 2016, the Audit Committee of our Board of Directors engaged Mayer Hoffman McCann P.C. (“MHM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016. On July 21, 2017, the Audit Committee dismissed MHM as our independent registered public accounting firm. During the fiscal year ended December 31, 2016 and in the subsequent interim period through the date of dismissal of MHM on July 19, 2017, there were no disagreements with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure except as described below. MHM never issued a report on our financial statements; therefore, MHM did not issue any report on our financial statements containing an adverse opinion or disclaimer of opinion, and no such report was qualified or modified as to uncertainty, audit scope, or accounting principles.

As previously disclosed in our Current Report on Form 8-K filed with the SEC on May 17, 2017, ActiTech L.P, a production company controlled by Michael Bishop, a former member of our Board of Directors, has requested payment from Agel Enterprises, in accordance with the terms of a letter agreement which we believe is invalid and violates applicable usury statutes. MHM, the Audit Committee and members of management had several discussions regarding the treatment of the fees in the financial statements. Although our management disagreed with MHM’s position that we should book the disputed fee as a liability, management ultimately agreed to book the disputed fee as a liability.

Effective as of July 21, 2017, the Audit Committee of our Board of Directors engaged Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Whitley Penn LLP audited our consolidated financial statements for the fiscal year ended December 31, 2016.

Vote Required

The ratification of the appointment of our registered public accounting firm will be approved if holders of a majority of shares present in person or at the 2017 Annual Meeting vote in favor of the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION

OF THE SELECTION OF WHITLEY PENN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING ON DECEMBER 31, 2017.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS 1

The Audit Committee has reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2016 with our management and Whitley Penn LLP, the Company’s independent registered public accounting firm. Further, the Audit Committee has discussed with Whitley Penn LLP the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees, as amended and as adopted by the Public Company Accounting oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from Whitley Penn LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to Whitley Penn LLP’s independence from our company, and has discussed with Whitley Penn LLP its independence from our company. The Audit Committee has concluded that the independent registered public accounting firm was independent from us and our management. The Committee also reviewed management’s report on its assessment of the effectiveness of our internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with generally accepted accounting principles or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, our audited consolidated financial statements for the year ended December 31, 2016 and management’s assessment of the effectiveness of our internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

The Audit Committee has recommended, and our Board of Directors has approved, subject to stockholder ratification, the selection of Whitley Penn LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Submitted by the Audit Committee of our Board of Directors.

Members of the Audit Committee:
William H. Randall (Chairman)
Bernard Ivaldi
John W. Bickel

1  The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Audit Committee Pre-approval Policy

The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the Audit Committee subject to certain restrictions. The policy sets out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired. The pre-approval policy does not include a delegation to management of the Audit Committee’s responsibilities under the Exchange Act.

Service Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by BDO during interim periods of the fiscal year ended December 31, 2016:

	Year Ended December 31, 2016	Year Ended December 31, 2015
Audit fees (1)	$405,000	$1,459,000
Audit-related fees (2)	0	20,000
Tax fees (3)	0	60,000
All other fees (4)	0	0
Total fees	$405,000	$1,539,000

(1) Audit fees consist of fees billed for the review of interim financial statements and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.
(2) Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit and review of the financial statements.
(3) Tax fees consisted of fees billed for professional services for tax compliance in connection with filing U.S. and state income tax returns.

The following table presents fees for professional audit services rendered by MHM during interim periods of the fiscal year ended December 31, 2016 and during the fiscal year ended December 31, 2016:

Year Ended December 31, 2016
Audit fees (1)	$1,263,000
Audit-related fees (2)	0
Tax fees (3)	0
All other fees (4)	0
Total fees	$1,263,000

(1) Audit fees consist of fees billed for the audit of annual financial statements, the review of interim financial statements, and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.
(2) Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit and review of the financial statements.
(3) Tax fees consisted of fees billed for professional services for tax compliance in connection with filing U.S. and state income tax returns.

The following table presents fees for professional audit services rendered by Whitley Penn during the fiscal year ended December 31, 2016:

Year Ended December 31, 2016
Audit fees (1)	$425,000
Audit-related fees (2)	0
Tax fees (3)	0
All other fees (4)	0
Total fees	$425,000
(1) Audit fees consist of fees billed for the audit of annual financial statements and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.
(2) Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit and review of the financial statements.
(3) Tax fees consisted of fees billed for professional services for tax compliance in connection with filing U.S. and state income tax returns.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO OUR 2015 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT WE WILL HAVE AUTHORITY TO GRANT UNDER THE PLAN FROM 3,500,000 TO 6,000,000

In May 2015, our Compensation Committee recommended and our Board of Directors adopted, subject to stockholder approval at the 2015 Annual Meeting, the 2015 Stock Incentive Plan (the “Plan”). As of November 21, 2017, there were 1,131,631 shares of common stock available for grant under the Plan.

The principal provisions of the 2015 Stock Incentive Plan are summarized below, a copy of which is attached hereto as Appendix A. The following discussion is qualified in its entirety by reference to the Plan.

In an effort to preserve cash and to attract, retain and motivate persons who make important contributions to our business, we would like to issue securities to our officers, directors and consultants. The Plan currently only has a limited number of shares of common stock reserved for issuance. Management believes that the number of shares of common stock currently available for issuance under the Plan is insufficient to meet its needs to provide for awards to the Plan participants for the next 12 months and insufficient in order to allow us the ability to compete successfully for talented employees and consultants.

The Board of Directors has approved, subject to stockholder approval, the amendment to the Plan to increase by 2,500,000 shares the number of shares that may be granted under the Plan. The amendment to our Plan will increase the number of shares of common stock with respect to which awards may be granted under the Plan from 3,500,000 to 6,000,000.

The principal provisions of the Plan, as amended, are summarized below and the Plan, which incorporates the amendment to the Plan discussed above, is attached hereto as Appendix A. The following discussion is qualified in its entirety by reference to the Plan.

Purpose of the 2015 Stock Incentive Plan

The Board of Directors believes that the 2015 Stock Incentive Plan is necessary for us to attract, retain and motivate our employees, directors and consultants through the grant of stock options, stock appreciation rights, restricted stock and restricted stock units.

We believe the 2015 Stock Incentive Plan is best designed to provide the proper incentives for our employees, directors and consultants, ensures our ability to make performance-based awards, and meets the requirements of applicable law. There are currently thirty four (34) officers, directors and employees that would be eligible to participate in the 2015 Stock Incentive Plan, of which nine (9) are directors or executive officers and twenty five (25) are employees.

We manage our long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The Board of Directors monitors our annual stock award Burn Rate, Dilution and Overhang (each as defined below), among other factors, in its efforts to maximize stockholders’ value by granting what, in the Board of Directors’ judgment, are the appropriate number of equity incentive awards necessary to attract, reward, and retain employees, consultants and directors. The table below illustrates our Burn Rate, Dilution, and Overhang for the past two fiscal years with details of each calculation noted below the table.

	2016	2015
Burn Rate (1)	6.5%	3.5%
Dilution (2)	11.0%	4.0%
Overhang (3)	8.6%	3.0%

(1) Burn Rate is (number of shares subject to equity awards granted during a fiscal year)/weighted average common shares outstanding for that fiscal year.
(2) Dilution is (number of shares subject to equity awards + the number of shares available for future awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of share subject to equity awards + number of shares available for future awards).

(3) Overhang is (number of shares subject to equity awards at the end of a fiscal year)/(number of shares outstanding at the end of the fiscal year + number of shares subject to equity awards + number of shares available for future awards).

Administration

The Plan generally is administered by the Compensation Committee of our Board of Directors. The administrator of the Plan will have full authority to establish rules and regulations for the proper administration of the Plan, to select the employees, directors and consultants to whom awards are granted, and to set the date of grant, the type of award and the other terms and conditions of the awards, consistent with the terms of the Plan. The administrator of the Plan may modify outstanding awards as provided in the Plan.

Limitation on Awards and Shares Available

As of November 21, 2017, there are 1,131,631 shares of our common stock available for grants that may be made under the Plan.

Eligibility

Persons eligible to participate in the Plan include all of our employees, directors and consultants.

Awards

The Plan provides for the grant of: (i) incentive stock options; (ii) nonqualified stock options; (iii) stock appreciation rights; (iv) restricted stock; (v) restricted stock units; and (vi) other stock-based awards to eligible individuals. The terms of the awards will be set forth in an award agreement, consistent with the terms of the Plan. No stock option will be exercisable later than ten years after the date it is granted.

The Plan administrator is authorized to grant awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock Options. The Plan administrator may grant incentive stock options as defined in Section 422 of the Code and nonqualified stock options. Options shall be exercisable for such prices, shall expire at such times, and shall have such other terms and conditions as the Plan administrator may determine at the time of grant and as set forth in the award agreement; however, the exercise price must be at least equal to 100% of the fair market value at the date of grant. The option price is payable in cash or other consideration acceptable to the Company.

Stock Appreciation Rights. The Plan administrator may grant stock appreciation rights with such terms and conditions as the administrator may determine at the time of grant and as set forth in the award agreement. The grant price of a stock appreciation right shall be determined by the administrator and shall be specified in the award agreement; however, the grant price must be at least equal to 100% of the fair market value of a share on the date of grant. Stock appreciation rights may be exercised upon such terms and conditions as are imposed by the Plan administrator and as set forth in the stock appreciation right award agreement.

Restricted Stock. Restricted stock may be granted in such amounts and subject to the terms and conditions as determined by the Plan administrator at the time of grant and as set forth in the award agreement. The administrator may impose performance goals for restricted stock. The administrator may authorize the payment of dividends on the restricted stock during the restricted period.

Restricted Stock Units. The Plan administrator may grant restricted stock units in such amounts and subject to the terms and conditions as determined by the Plan administrator at the time of grant. Restricted stock units may be awarded independently of or in connection with any other award under the Plan.

Other Awards. The Plan administrator may grant other types of equity-based or equity-related awards not otherwise described by the terms of the Plan, in such amounts and subject to such terms and conditions, as the administrator shall determine. Such awards may be based upon attainment of performance goals established by the administrator and may involve the transfer of actual shares to participants, or payment in cash or otherwise of amounts based on the value of shares.

Adjustments Upon Changes in Stock

In the event of any change in the number of shares of common stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of the common stock with respect to which the Plan administrator may grant awards under the Plan and the individual annual limit described in the Plan, shall be appropriately adjusted by the Plan administrator. In the event of any change in the number of shares of the common stock outstanding by reason of any other event or transaction, the Plan administrator may, but need not, make such adjustments in the number and class of shares of the common stock with respect to which awards: (i)

may be granted under the Plan and (ii) granted to any one employee of the Company or a subsidiary during any one calendar year, in each case as the Plan administrator may deem appropriate, unless such adjustment would cause any award that would otherwise qualify as performance based compensation with respect to a “162(m) covered employee” (as defined in Section 162 of the Code), to cease to so qualify.

Corporate Transactions

In the event of (i) a dissolution or liquidation of the Company; (ii) a sale of all or substantially all of the Company’s assets; (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation; or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of the common stock receive securities of another corporation and/or other property, including cash, the Plan administrator shall, in its absolute discretion, have the power to:

•
cancel each option and stock appreciation right outstanding immediately prior to the event and make a payment to the grantee equal to the excess of (a) the value, as determined in the absolute discretion of the Plan administrator, of the property received by a holder of common stock as a result of the event over (b) the exercise price otherwise payable in connection with the stock;

•
cancel each option and stock appreciation right outstanding immediately prior to the event and make a payment to the grantee equal to property received by a holder of common stock as a result of the event; or

•
provide for the exchange of each option and stock appreciation right outstanding immediately prior to such event (whether or not then exercisable) for an option on or stock appreciation right with respect to, as appropriate, some or all of the property which a holder of the number of shares of the common stock subject to such option or stock appreciation right would have received and, incident thereto, make an equitable adjustment as determined by the Plan administrator in its absolute discretion in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right or, if appropriate, provide for a cash payment to the grantee to whom such option or stock appreciation right was granted in partial consideration for the exchange of the option or stock appreciation right.

Amendment and Termination

Our Board of Directors may amend the Plan at any time, subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the NYSE American or any other market or stock exchange on which the common stock is at the time primarily traded. Additionally, stockholder approval will be specifically required to (i) increase the number of shares available for issuance under the Plan or (ii) decrease the exercise price of any outstanding option or stock appreciation right granted under the Plan.

Our Board of Directors may terminate the Plan at any time. Unless sooner terminated by the Board, the Plan will terminate on the close of business on May 22, 2025, ten years from the original effective date.

Miscellaneous

The Plan also contains provisions with respect to payment of exercise prices, vesting and expiration of awards, treatment of awards upon the sale of the Company, transferability of awards, and tax withholding requirements. Various other terms, conditions, and limitations apply, as further described in the Plan.

Federal Income Tax Consequences

The following is a brief description of the principal federal income tax consequences, as of the date of this Proxy Statement, associated with the grant of awards under the Plan. This summary is based on our understanding of present United States federal income tax law and regulations. The summary does not purport to be complete or applicable to every specific situation. Furthermore, the following discussion does not address foreign, state or local tax consequences.

Options

Grant. There is generally no United States federal income tax consequence to the participant solely by reason of the grant of incentive stock options or nonqualified stock options under the Plan, assuming the exercise price of the option is not less than the fair market value of the shares on the date of grant.

Exercise. The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the requirement that the participant generally must exercise the incentive stock option no later than three months following the termination of the participant’s employment with us. However, such exercise may give rise to alternative minimum tax liability (see “Alternative Minimum Tax” below). Upon the exercise of a nonqualified stock option, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount paid by the participant as the exercise price. The ordinary income recognized in connection with the exercise by a participant of a nonqualified stock option will be subject to both wage and employment tax withholding, and we generally will be entitled to a corresponding deduction.

The participant’s tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a nonqualified stock option, the amount of ordinary income, if any, recognized by the participant upon exercise thereof.

Qualifying Disposition. If a participant disposes of shares of our common stock acquired upon exercise of an incentive stock option in a taxable transaction, and such disposition occurs more than two years from the date on which the option was granted and more than one year after the date on which the shares were transferred to the participant pursuant to the exercise of the incentive stock option, the participant will realize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the participant’s adjusted basis in such shares (generally the option exercise price).

Disqualifying Disposition. If the participant disposes of shares of our common stock acquired upon the exercise of an incentive stock option (other than in certain tax free transactions) within two years from the date on which the incentive stock option was granted or within one year after the transfer of shares to the participant pursuant to the exercise of the incentive stock option, at the time of disposition the participant will generally recognize ordinary income equal to the lesser of: (i) the excess of each such share’s fair market value on the date of exercise over the exercise price paid by the participant or (ii) the participant’s actual gain. If the total amount realized on a taxable disposition (including return on capital and capital gain) exceeds the fair market value on the date of exercise of the shares of our common stock purchased by the participant under the option, the participant will recognize a capital gain in the amount of the excess. If the participant incurs a loss on the disposition (the total amount realized is less than the exercise price paid by the participant), the loss will be a capital loss.

Other Disposition. If a participant disposes of shares of our common stock acquired upon exercise of a nonqualified stock option in a taxable transaction, the participant will recognize capital gain or loss in an amount equal to the difference between the participant’s basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares of our common stock acquired upon exercise of incentive stock options as discussed above) will be short-term or long-term depending on whether the shares of our common stock were held for more than one year from the date such shares were transferred to the participant.

Alternative Minimum Tax. Alternative minimum tax is payable if and to the extent the amount thereof exceeds the amount of the taxpayer’s regular tax liability, and any alternative minimum tax paid generally may be credited against future regular tax liability (but not future alternative minimum tax liability). Alternative minimum tax applies to alternative minimum taxable income. Generally, regular taxable income as adjusted for tax preferences and other items is treated differently under the alternative minimum tax.

For alternative minimum tax purposes, the spread upon exercise of an incentive stock option (but not a nonqualified stock option) will be included in alternative minimum taxable income, and the taxpayer will receive a tax basis equal to the fair market value of the shares of our common stock at such time for subsequent alternative minimum tax purposes. However, if the participant disposes of the incentive stock option shares in the year of exercise, the alternative minimum tax income cannot exceed the gain recognized for regular tax purposes, provided that the disposition meets certain third party requirements for limiting the gain on a disqualifying disposition. If there is a disqualifying disposition in a year other than the year of exercise, the income on the disqualifying disposition is not considered alternative minimum taxable income.

There are no federal income tax consequences to us by reason of the grant of incentive stock options or nonqualified stock options or the exercise of an incentive stock option (other than disqualifying dispositions). At the time the participant recognizes ordinary income from the exercise of a nonqualified stock option, we will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that we satisfy our reporting obligations described below. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of an incentive stock option, and subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we generally will be entitled to a corresponding deduction in the year in which the disposition occurs. We are required to report to the Internal Revenue Service any ordinary income recognized by any participant by reason of the exercise of a nonqualified stock option. We are required to withhold income and employment taxes (and pay the employer’s share of the employment taxes) with respect to ordinary income recognized by the participant upon exercise of nonqualified stock options.

Stock Appreciation Rights

There are generally no tax consequences to the participant or us by reason of the grant of stock appreciation rights. In general, upon exercise of a stock appreciation rights award, the participant will recognize taxable ordinary income equal to the excess of the stock’s fair market value on the date of exercise over the stock appreciation rights’ base price, or the amount payable. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Restricted Stock

Unless a participant makes a Section 83(b) election, as described below, with respect to restricted stock granted under the Plan, a participant receiving such an award will not recognize U.S. taxable ordinary income and we will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and we will be allowed a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by us. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture.

However, by filing a Section 83(b) election with the Internal Revenue Service within thirty (30) days after the date of grant, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by us will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.

Generally, with respect to employees, we are required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code the satisfaction of a tax reporting obligation and any tax withholding condition, we generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long- or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured.

New Plan Benefits

As of the date of this Proxy Statement we are unable to determine any grants of awards under the plan that will be made.

Existing Plan Benefits

The following table sets forth information with respect to options and other awards previously granted under the Plan.

2015 Stock Incentive Plan
Name and Position	Number of shares subject to grant (#)
John P. Rochon, Chief Executive Officer, President and Chairman of the Board	—
John Rochon, Jr., Vice Chairman, Chief Financial Officer and Director	350,000
Russell Mack, Former Executive Vice President and former Director(1)	200,000
Ryan Mack, Former Deputy Chief Financial Officer(2)	30,000
Matt Howe, Former Chief Investment Officer(3)	30,000
Christopher Brooks, Former Chief Financial Officer(4)	50,000
John Walker, Former Chief Financial Officer(5	150,000
Fraser E. Marcus, Former Executive Vice President(6)	300,000
Julie Rasmussen, Former Director(7)	149,041
Michael Bishop, Former Director	316,438
William H. Randall, Director	158,219
Bernard Ivaldi, Director	94,027
Roy G.C. Damary, Director	94,027
John W. Bickel, Director	68,904
All Current Executive Officers as a Group	350,000
All Current Non-Executive Directors as a Group	415,177
_________________________________________

(1)	Mr. Mack resigned on July 11, 2016

(2)	Mr. Mack resigned on April 1, 2016

(3)	Mr. Howe resigned on July 15, 2016

(4)	Mr. Brooks resigned on November 3, 2016

(5)	Mr. Walker resigned on May 22, 2017

(6)	Mr. Marcus resigned on May 9, 2017

(7)	Ms. Rasmussen resigned on

Equity Compensation Plan Information

Securities Authorized for Issuance Under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding instruments	Weighted-average exercise price of outstanding instruments	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders
Director Stock Bonus Plan	0	0	0
2015 Stock Incentive Plan	1,175,000	$1.08	2,325,000
Equity compensation plans not approved by security holders	0		0
Total	1,175,000	$1.08	2,325,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for named executive officers and directors, which are described in the sections entitled “Executive Compensation” and “Director Compensation,” the Company has described below each transaction and series of similar transactions, during the Company's last two fiscal years, and the current fiscal year to which the Company was a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•
any of the directors, executive officers or holders of more than 5% of the Company's common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Richmont Holdings

During the fourth quarter of 2016, the Company renewed a Reimbursement of Services Agreement for a minimum of one year with Richmont Holdings - a closely held company owned by the Company's Chairman and CEO. The Company has an infrastructure of personnel and resources used to identify, analyze, negotiate and conduct due diligence on direct-to-consumer acquisition candidates. However, the Company continues to rely on advice and assistance from Richmont Holdings in areas related to identification, analysis, financing, due diligence, strategic planning, accounting, tax, and legal matters associated with such potential acquisitions. Richmont Holdings and its affiliates have experience in these areas and the Company wishes to draw upon such experience. In addition, Richmont Holdings had already developed a strategy of acquisitions in the direct-to-consumer industry and has assigned and transferred to us the opportunities it has previously analyzed and pursued.

The Company has agreed to pay Richmont Holdings a reimbursement fee (the “Reimbursement Fee”) each month of $160,000, and to reimburse or pay the due diligence, financial analysis, legal, travel, and other costs Richmont Holdings incurred in identifying, analyzing, performing due diligence, structuring, and negotiating potential transactions. During the fiscal year ended December 31, 2016 and 2015, the Company recorded approximately $1.9 million and $2.2 million, respectively, of Reimbursement Fee expenses that are included in “General and administrative expense” on the consolidated statements of operations. The Board of Directors approved an additional reimbursement fee of $232,000 over the base agreement in 2015.

As of December 31, 2016 and December 31, 2015, there was a related party payable due to Richmont Holdings of approximately $0.8 million and $580,000, respectively, that is included in “Related party payables” within current liabilities on the consolidated balance sheets. This amount recorded as December 31, 2016, includes the payable for unpaid reimbursement fees of $624,000 and short term advances of $219,000. The short-term advances do not bear interest and do not have a set maturity date.

Rochon Capital Partners

On June 6, 2017, Rochon Capital Partners purchased $1.0 million in aggregate principal amount and $23,000 in accrued and unpaid interest of the Note from Dominion. The promissory note bears interest at 9.75% per annum. The note is secured by a lien on the assets of the Company. The loan is subordinate to the lien from the Dominion debt. As such, Rochon Capital Partners is currently not able to convert the note.

On October 18, 2017, the Company's Audit Committee, after conducting due diligence to substantiate the credit funding agreement's financial wherewithal cash draw formula, and Rochon Capital Partners have negotiated a Funding Request Agreement. The agreement provides periodic loans to the Company in the event of cash shortages arising in the ordinary course of business. The loans bear interest at 14.0% per annum, payable quarterly in arrears, and will be convertible into preferred or common JRJR shares at a price equal to the preceding 30 -day average closing price of the shares. Notes will be convertible at the holder's option quarterly at any interest payment date upon the holder providing a 30 -day notice. Any conversion of the notes will be subject to approval by the NYSE American. Issued notes, if any under the agreement, have a maturity date of five years post issuance. The notes will be subordinate to any senior secured loans. The Funding Request Agreement will stay active through October 31, 2018. The Company's evaluation as a going concern is heavily dependent upon the funding set forth in this agreement.

On August 24, 2012, the Company entered into a Share Exchange Agreement with Happenings Communications Group, Inc. ("HCG") and Rochon Capital. Under the Share Exchange Agreement, in exchange for all of the capital stock of HCG, the Company issued 21,904,302 shares of the Company's restricted common stock to Rochon Capital. The shares of common stock received by Rochon Capital totaled approximately 90% of issued and outstanding stock at the time of issuance. Under the Share Exchange Agreement, Rochon Capital also purchased and has the right to be issued an additional 25,240,676 shares of common stock upon its request, the timing of which is governed by an Amended Share Exchange Agreement which was entered into on October 10, 2014 and became effective on December 1, 2014, which limits Rochon Capital’s right or the right of a Permitted Transferee (as defined below) to be issued the 25,240,676 shares of the Company’s common stock it is currently entitled to receive under the Share Exchange Agreement, as amended (the “Second Tranche Parent Stock”) solely upon the public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (as defined below), or upon the commencement or announcement of a tender or exchange offer which would result in any person or group becoming an Acquiring Person. In such event, the Second Tranche Parent Stock will be issued to Rochon Capital, or a Permitted Transferee to whom the right has been transferred, within ten (10) days of its written request, which request shall be in its sole discretion. A person or group of affiliated or associated persons becomes an “Acquiring Person,” thus triggering the issuance of the Second Tranche Parent Stock to Rochon Capital, or a Permitted Transferee to whom the right has been transferred, upon acquiring, subsequent to the date of the Amended Share Exchange Agreement, beneficial ownership of 15% or more of the shares of common stock then outstanding. The term “Acquiring Person” shall not include (1) any person who acquires 15% or more of the Company’s shares of common stock in a transaction approved by John P. Rochon; (2) any affiliates of John P. Rochon; or (3) any family members of John P. Rochon.

In addition, Rochon Capital has agreed to irrevocably waive its right to, and has agreed that it will not (i) sell, pledge, convey or otherwise transfer all or any part of the Second Tranche Parent Stock or the right to receive the Second Tranche Parent Stock to any person or entity other than to (x) John P. Rochon or his wife, or both, or John Rochon, Jr. (each a “Permitted Transferee”) or (y) the Company, as set forth below, and (ii) be entitled to receive any cash dividends or cash distributions of any kind with respect to the Second Tranche Parent Stock, except as specifically provided below. Rochon Capital further agreed that the Second Tranche Parent Stock shall be redeemed by the Company upon receipt of a cash payment by Rochon Capital from the Company of One Million Dollars ($1,000,000) if any of the following events occur: (i) the Company’s liquidation or dissolution; (ii) the Company’s merger with or into another entity where the holders of its common stock prior to the merger do not own a majority of its common stock immediately after the merger (while specifically excluding the Second Tranche Parent Stock from such calculation); (iii) the sale of all or substantially all of the Company’s assets; (iv) the death of John P. Rochon, in which case the redemption shall be limited to Second Tranche Parent Stock that has not been transferred by Rochon Capital; (v) a change of control of Rochon Capital such that a majority of the equity of Rochon Capital is not owned by John P. Rochon or immediate family members of John P. Rochon; and (vi) John P. Rochon having been found guilty or having pled guilty or nolo contendere to any act of embezzlement, fraud, larceny or theft on or from the Company. Rochon Capital has also agreed that the Second Tranche Parent Stock will be automatically redeemed by the Company for nominal consideration if any of the following events should occur: (i) the Company commences a voluntary case under Title 11 of the United States Code or the corresponding provisions of any successor laws; (ii) an involuntary case against the Company is commenced under Title 11 of the United States Code or the corresponding provisions of any successor laws and either (A) the case is not dismissed by midnight at the end of the 90th day after commencement or (B) the court before which the case is pending issues an order for relief or similar order approving the case; or (iii) a court of competent jurisdiction appoints, or the Company makes an assignment of all or substantially all of its assets to, a custodian (as that term is defined in Title 11 of the United States Code or the corresponding provisions of any successor laws) for the Company or all or substantially all of its assets.

Rochon Capital has agreed to irrevocably authorize and direct the Company’s transfer agent to place a permanent stop order on the Second Tranche Parent Stock and to add a corresponding restrictive legend on the certificate or certificates representing the Second Tranche Parent Stock.

Capital Partners V (“RCP V”)

On February 26, 2015, the Company received a loan from Richmont Capital Partners V (“RCP V”) - a closely held company owned by the Company's Vice-chairman and CFO - in the amount of $425,000. The loan does not currently bear interest and has no set maturity date.

Tamala L. Longaberger

On June 27, 2014, Longaberger received a promissory note in the principal amount of $42,000 from Tamala L. Longaberger. The note bears interest at the rate of 10.0% per annum, matured on June 27, 2015, and is guaranteed by the parent company, JRjr33, Inc. The Company has accrued interest of $11,000 in connection to this note. These amounts are included in “Related party payables” within current liabilities.

On July 1, 2014, Agel received a promissory note in the principal amount of $158,000 from Tamala L. Longaberger. The note bears interest at the rate of 10.0% per annum, matured on July 1, 2015, and is guaranteed by the parent company, JRjr33, Inc. The Company has accrued interest of $40,000 in connection to this note. These amounts are included in “Related party payables” within current liabilities.

On July 11, 2014, Agel received a promissory note in the principal amount of $800,000 from Tamala L. Longaberger. The note bears interest at the rate of 10.0% per annum, matured July 11, 2015, and is guaranteed by the parent company, JRjr33, Inc. The Company has accrued interest of $200,000 in connection to this note. These amounts are included in “Related party payables” within current liabilities.

The Company determined not to make payment on the notes due to Tamala L. Longaberger pursuant to the contractual agreements. As a result, in connection with these notes, Ms. Longaberger filed a State Court Action seeking re-payment of the notes on August

12, 2015. On August 17, 2016, the Court eliminated the trial setting and further stated it will issue a new case schedule upon conclusion of the arbitration scheduled for the week of December 4, 2017. The Company’s position is that Ms. Longaberger's claims are inextricably tied to the broader issues related to her terminated employment and the claims asserted against Ms. Longaberger by the Company and The Longaberger Company. The Company is claiming Ms. Longaberger was in breach of fiduciary duty, fraud, negligence, conversion, misappropriation of company funds, civil theft, breach of contract, and misappropriation of trade secrets, in an arbitration action in Columbus, Ohio. Therefore, as a result of Ms. Longaberger's misconduct, the Company believes it is owed more in damages than the amounts owed on the loans.

Actitech

On May 31, 2016, the Company entered into an agreement with Actitech, which is owned by Michael Bishop, a former member of the Board of Directors. The agreement was not approved by the Company's Audit Committee at the time it was signed. The agreement set forth the supply terms of the manufactured product made by Actitech to be sold to one of the Company's subsidiaries, Agel. In addition to the terms for supply, the agreement provided for the payment of “fees” based upon a calculation stipulated in the agreement. Pursuant to the agreement, Agel purchased approximately $4.3 million of products from Actitech during 2016. The Company paid approximately $1.0 million and $1.4 million, during the fiscal year ended December 31, 2016 and 2015, respectively, for purchases of product. The Company has a trade payable on its books of $3.3 million and $98,000 as of December 31, 2016 and December 31, 2015, respectively. The trade payable to Actitech is included in “Related party payables” on the consolidated balance sheets. Included in the $3.3 million December 31, 2016 payable balance is approximately $1.9 million of fees for penalties and interest as a result of untimely payments during the fiscal year ended December 31, 2016. Even though the Company believes these fees to be usurious in nature, the Company has recorded the fees and will maintain a balance for the fees until either the fees are paid-in-full or a resolution has been reached with Actitech.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO OUR 2015 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE THAT WE WILL HAVE AUTHORITY TO GRANT.
EXECUTIVE COMPENSATION
Summary Compensation Table

The following table shows, for the fiscal years 2016 and 2015, compensation awarded or paid to, or earned by, the Company's named executive officers:

Name and Principal Position
John P. Rochon (2)
Chief Executive Officer, President and Chairman of the Board of Directors
John P. Rochon, Jr. (3)
Vice Chairman, Chief Financial Officer, Treasurer and Director
John P. Walker (4)
Former Chief Financial Officer
Fraser E. Marcus (5)
Former Executive Vice President
Russell R. Mack (6)(7)
Former Executive Vice President and Former Director
Christopher L. Brooks (8)
Former Chief Financial Officer
Kelly L. Kittrell (9)
Former Chief Financial Officer, Treasurer and Director
Ryan C. Mack (10)
Former Deputy Chief Financial Officer
Matt J. Howe (11)
Former Chief Investment Officer

(1)
Amount reflects the grant date fair value of the named executive officers' stock options, calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions used in calculating these values, see Note (14) to the consolidated financial statements. The Black-Scholes Option Pricing Model was used to value the option awards at the time of issuance.

(2)
Mr. Rochon was appointed as Chief Executive Officer and President immediately after the consummation of the Initial Share Exchange on September 25, 2012. Mr. Rochon currently is not receiving, and has not received, compensation for service as the Chief Executive Officer.

(3)	Mr. Rochon resigned as Chief Financial Officer on March 24, 2016. On May 26, 2017, Mr. Rochon assumed the role of Chief Financial Officer.
(4)	Mr. Walker resigned as Chief Financial Officer on May 22, 2017.
(5)	Mr. Marcus resigned as Executive Vice President on May 9, 2017.
(6)	Mr. Mack was appointed as Executive Vice President on November 20, 2012. Mr. Mack began receiving compensation for his services as Executive Vice President in 2013. Mr. Mack resigned on July 11, 2016.
(7)	Other compensation for Mr. Mack relates to consulting fees received from a subsidiary. Mr. Mack stopped receiving consulting fees in March 2015.
(8)	Mr. Brooks resigned as Chief Financial Officer on November 3, 2016.
(9)	Mr. Kittrell resigned as Chief Financial Officer, Treasurer and Director on March 16, 2015.
(10)	Mr. Mack resigned as Deputy Chief Financial Officer on April 1, 2016.
(11)	Mr. Howe resigned as Chief Investment Officer on July 15, 2016

Outstanding Equity Awards at Fiscal Year-End (December 31, 2016)

The following table sets forth information regarding option awards and restricted stock awards held as of December 31, 2016 by each of the Company's named executive officers.

	Option Awards (1)				Stock Awards
	Number of Securities		Option	Option
	Underlying Unexercised Options		Exercise Price (2)	Expiration Date	Shares or Units of Stock That Have Not Vested
Name	Exercisable (#)	Unexercisable (#)	$		Number (#)	Market Value ($)
John P. Rochon	0	0	$0	0	0	$0
John P. Rochon, Jr.	0	70,000	$1.04	2/17/2026	0	$0
	0	280,000	$1.12	3/25/2026	0	$0
John P. Walker	0	150,000	$0.86	11/8/2026	0	$0
Fraser E. Marcus	0	0	$0	0	0	$0
Russell R. Mack	0	0	$0	0	0	$0
Christopher L. Brooks	0	0	$0	0	0	$0
Kelly L. Kittrell	0	0	$0	0	0	$0
Ryan C. Mack	0	0	$0	0	0	$0
Matt J. Howe	0	0	$0	0	0	$0

(1)
Each option granted under the 2015 Stock Incentive Plan has an expiration date at the end of the 10-year period measured from the grant date, unless earlier terminated following the Named Executive Officer’s termination of employment with the Company.

(2)			The exercise price per share of each option granted was equal to the closing market price of common stock on the grant date.

On February 8, 2017, an executive officer was granted options to purchase 300,000 shares of common stock, with an exercise price of $0.79. One third of the total amount of options vested and became exercisable as of the grant date and the remaining options vest one-third each year pro rata for two years beginning on February 8, 2018, the first anniversary of the date of the grant. The fair value of the options is amortized over the vesting period.

Aggregated Options Exercises in Last Fiscal Year

No stock options were exercised by any of the officers or directors during the fiscal year ended December 31, 2016 and December 31, 2015, nor as of the date of this Annual Report, during the current fiscal year.

Long-Term Incentive Plans and Awards

None of the Company's executive officers are a participant in any long-term incentive plans.

Employment Agreements

On November 3, 2016, we entered into an agreement with Mr. Walker to serve as our Chief Financial Officer and the Chief Financial Officer of CVSL AG. For his services, we agreed to pay Mr. Walker an annual base salary of $250,000 with the opportunity to earn, based on his performance, a bonus of up to 50% of his base salary, payable in Company stock or cash. He was also granted 150,000 stock options as discussed above under Item 3.02. Mr. Walker will be entitled to participate in the Company’s health, dental and vision plans for employees, for which contributions are required, receive two (2) weeks paid vacation and will receive severance equal to two (2) weeks plus one (1) additional week for each year of service if his termination is for any reason other for cause. Mr. Walker resigned as our Chief Financial Officer on May 22, 2017.

February 8, 2017, we appointed Fraser E. Marcus as our Executive Vice President. We agreed to pay Mr. Marcus an annual base salary of $200,000 with the opportunity to earn, based on his performance, a bonus payable in Company stock or cash. As described above, Mr. Marcus was also granted options to purchase a total of 300,000 shares of common stock with an exercise price of $0.79 per share. One third of the total amount of options vested and became exercisable as of the grant date and the remaining options vesting one-third each year pro rata for two years beginning on February 8, 2018, the first anniversary of the date of the grant and terminating in ten years unless forfeited earlier by a termination of employment for any reason regardless of cause. Mr. Marcus participated in our health, dental and vision plans for employees, for which contributions are required, receive two (2) weeks paid vacation and will receive severance equal to two (2) weeks plus one (1) additional week for each year of service if his termination is for any reason other for cause. Mr. Marcus resigned as our Executive Vice President on May 9, 2017.

On March 24, 2016, we entered into an employment agreement with Christopher L. Brooks (the “Brooks Employment Agreement”), to serve as the Company’s Chief Financial Officer. The Brooks Employment Agreement provides that Mr. Brooks will be entitled to an annual base salary of $180,000. In addition, Mr. Brooks was eligible to receive an annual performance bonus of up to twenty five percent (25%) of his base salary, at the discretion of the Board of Directors (the “Board”). The annual bonus was to be based upon the Board’s assessment of Mr. Brooks’ performance. Mr. Brooks was entitled to receive a severance pay equal to two weeks salary plus one additional week’s salary for each full year of service. The Employment Agreement also provided for the issuance of options exercisable for 50,000 shares of common stock. Mr. Brooks resigned as our Chief Financial Officer in November 2016.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors knows of no other matters to be presented for stockholder action at the 2017 Annual Meeting. However, other matters may properly come before the 2017 Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the 2017 Annual Meeting for action by the stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Our audited consolidated financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Our 2016 Annual Report to our stockholders is being mailed to all stockholders concurrently with this proxy statement. Copies of our Form 10-K for the year ended December 31, 2016 as filed with the SEC and any amendments thereto may be obtained without charge by writing to JRjr33, Inc., 2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.jrjrnetworks.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS
(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this proxy statement. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: JRjr33, Inc., Attention: Corporate Secretary, JRjr33, Inc., 2950 North Harwood Street, 22 nd Floor, Dallas, Texas 75201 or by calling us at (972) 398-7120. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

Proposals of stockholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2018 Annual Meeting must be received by us at our principal executive offices addressed to our Corporate Secretary no later than August 1, 2018 in order to be considered timely for inclusion in the 2018 Proxy Statement.

All proposals should be addressed to the Corporate Secretary, JRjr33, Inc., 2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201.

By order of the Board of Directors,

/s/ John P. Rochon
John P. Rochon
Chairman, Chief Executive Officer and President

Dallas, Texas
November 29, 2017

APPENDIX A

JRJR33, INC.
(FORMERLY KNOWN AS CVSL INC.)
2015 STOCK INCENTIVE PLAN
(as amended on November 21, 2017)

1. Establishment and Purpose.

The purpose of the JRjr33, Inc. 2015 Stock Incentive Plan (the “Plan”) is to promote the interests of the Company and the stockholders of the Company by providing directors, officers, employees and consultants of the Company with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company, to acquire a proprietary interest in the long-term success of the Company and to reward the performance of individuals in fulfilling long-term corporate objectives.

2. Administration of the Plan

The Plan shall be administered by a Committee appointed by the Board of Directors. The Committee shall have the authority, in its sole discretion, subject to and not inconsistent with the express terms and provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted (including whether an Option granted is an Incentive Stock Option or a Nonqualified Stock Option); to determine the number of shares of stock to which an Award may relate and the terms, conditions, restrictions and performance criteria, if any, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered; to make adjustments in the performance goals that may be required for any award in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may, in its absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (b) accelerate the vesting date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, or other Award or otherwise adjust any of the terms applicable to any such Award. Notwithstanding the foregoing, and subject to Sections 4(c) and 4(d), neither the Board of Directors, the Committee nor their respective delegates shall have the authority to re-price (or cancel and/or re-grant) any Option, Stock Appreciation Right or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of our stockholders.

Subject to Section 162(m) of the Code and except as required by Rule 16b-3 with respect to grants of Awards to individuals who are subject to Section 16 of the Exchange Act, or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to an employee, employees or committee of employees.

Subject to Section 162(m) of the Code and Section 16 of the Exchange Act, to the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and grant Awards to such Participants in accordance with those rules.

All decisions, determinations and interpretations of the Committee or the Board of Directors shall be final and binding on all persons with any interest in an Award, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant). No member of the Committee or the Board of Directors shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award.

3. Definitions

a.	“Agreement” shall mean the written agreement between the Company and a Participant evidencing an Award.

b.	“Annual Incentive Award” shall mean an Award described in Section 6(g) hereof that is based upon a period of one year or less.

c.
“Award” shall mean any Option, Restricted Stock, Stock Bonus award, Stock Appreciation Right, Performance Award, Other Stock-Based Award or Other Cash-Based Award granted pursuant to the terms of the Plan.

d.	“Board of Directors” shall mean the Board of Directors of the Company.

e.
“Cause” shall mean a termination of a Participant’s employment by the Company or any of its Subsidiaries due to (i) the continued failure, after written notice, by such Participant substantially to perform his or her duties with the Company or any of its Subsidiaries (other than any such failure resulting from incapacity due to reasonably documented physical illness or injury or mental illness), (ii) the engagement by such Participant in serious misconduct that causes, or in the good faith judgment of the Board of Directors may cause, harm (financial or otherwise) to the Company or any of its Subsidiaries including, without limitation, the disclosure of material secret or confidential information of the Company or any of its Subsidiaries, or (iii) the material breach by the Participant of any agreement between such Participant, on the one hand, and the Company, on the other hand. Notwithstanding the above, with respect to any Participant who is a party to an employment agreement with the Company, Cause shall have the meaning set forth in such employment agreement.

f.	A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

i.

ii.

iii.
there is consummated a merger or consolidation of the Company with any other corporation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

iv.

g.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder. References in the Plan to specific sections of the Code shall be deemed to include any successor provisions thereto.

h.
“Committee” shall mean, at the discretion of the Board of Directors, a Committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is an “outside director” within the meaning of Section 162(m) of the Code and a “nonemployee director” within the meaning of Rule 16b-3.

i.	“Company” shall mean JRjr33, Inc. (formerly known as CVSL Inc.), a Florida corporation, and, where appropriate, each of its Subsidiaries.

j.	“Company Stock” shall mean the common stock of the Company, par value $0.0001 per share.

k.	“Disability” shall mean permanent disability as determined pursuant to the Company’s long-term disability plan or policy, in effect at the time of such disability.

l.	“Effective Date” shall mean the date as of which this Plan is adopted by the Board of Directors.

m.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

n.
The “Fair Market Value” of a share of Company Stock, as of a date of determination, shall mean (1) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded on the date of the grant of such Award, or (2) if the shares of Company Stock are not listed or admitted to trading on any such exchange, the closing price as reported by the NYSE American for the last preceding date on which there was a sale of such stock on such exchange, or (3) if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith upon the advice of a qualified valuation expert. In no event shall the fair market value of any share of Company Stock, the Option exercise price of any Option, the appreciation base per share of Company Stock under any Stock Appreciation Right, or the amount payable per share of Company Stock under any other Award, be less than the par value per share of Company Stock.

o.	“Full Value Award” means any Award, other than an Option or a Stock Appreciation Right, which Award is settled in Stock.

p.
“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

q.	“Long Term Incentive Award” shall mean an Award described in Section 6(g) hereof that is based upon a period in excess of one year.

r.	“Nonemployee Director” shall mean a member of the Board of Directors who is not an employee of the Company.

s.	“Nonqualified Stock Option” shall mean an Option other than an Incentive Stock Option.

t.	“Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 6(b).

u.	“Other Cash-Based Award” shall mean a right or other interest granted to a Participant pursuant to Section 6(g) hereof other than an Other Stock-Based Award.

v.
“Other Stock-Based Award” shall mean a right or other interest granted to a Participant, valued in whole or in part by reference to, or otherwise based on, or related to, Company Stock pursuant to Section 6(g) hereof, including but not limited to (i) unrestricted Company Stock awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Plan, and (ii) a right granted to a Participant to acquire Company Stock from the Company containing terms and conditions prescribed by the Committee.

w.
“Participant” shall mean an employee, consultant or director of the Company to whom an Award is granted pursuant to the Plan, and, upon the death of the employee, consultant or director, his or her successors, heirs, executors and administrators, as the case may be.

x.	“Performance Award” shall mean an Award granted to a Participant pursuant to Section 6(f) hereof.

y.
“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

z.	“Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 6(e) hereof.

aa.
“Retirement” shall mean, in the case of employees, the termination of employment with the Company (other than for Cause) during or after the calendar year in which a Participant has or will reach (i) age 55 with ten years of service with the Company, or (ii) age 60 with five years of service with the Company. “Retirement” shall mean, in the case of directors, the termination of service with the Company (other than for Cause) during or after the calendar year in which a Participant has or will reach age 75 with five years of service with the Company.

ab.	“Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

ac.	“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

ad.
“Stock Appreciation Right” shall mean the right, granted to a Participant under Section 6(d), to be paid an amount measured by the appreciation in the Fair Market Value of a share of Company Stock from the date of grant to the date of exercise of the right, with payment to be made in cash and/or a share of Company Stock, as specified in the Award or determined by the Committee.

ae.	“Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 6(e) hereof.

af.	“Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

4. Stock Subject to the Plan.

a.
Shares Available for Awards. The maximum number of shares of Company Stock reserved for issuance under the Plan (all of which may be granted as Incentive Stock Options) shall be Six Million (6,000,000) shares. Notwithstanding the foregoing, of the Six Million (6,000,000) shares reserved for issuance under this Plan, no more than Five Hundred Thousand (500,000) of such shares shall be issued as Full Value Awards. Shares reserved under the Plan may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

b.
Individual Limitation. To the extent required by Section 162(m) of the Code, the total number of shares of Company Stock subject to Awards awarded to any one Participant during any tax year of the Company, shall not exceed Five Hundred Thousand (500,0000) shares (subject to adjustment as provided herein).

c.
  Adjustment for Change in Capitalization. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, makes an adjustment appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the number and kind of shares of Company Stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of Company Stock, securities or other property (including cash) issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the maximum number of shares subject to Awards which may be awarded to any employee during any tax year of the Company; provided that, with respect to Incentive Stock Options, any such adjustment shall be made in accordance with Section 424 of the Code; and provided further that, no such adjustment shall cause any Award hereunder which is or could be subject to Section 409A of the Code to fail to comply with the requirements of such section.

d.
Reuse of Shares. Except as set forth below, if any shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award terminates or expires without a distribution of shares to the Participant, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, withholding, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Award is exercised and such number of shares shall no longer be available for Awards under the Plan. In addition, notwithstanding the forgoing, the shares of stock surrendered or withheld as payment of either the exercise price of an Option (including shares of stock otherwise underlying an Award of a Stock Appreciation Right that are retained by the Company to account for the appreciation base of such Stock Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for Awards under the Plan.

5. Eligibility.

The persons who shall be eligible to receive Awards pursuant to the Plan shall be the individuals the Committee shall select from time to time, who are employees (including officers of the Company and its Subsidiaries, whether or not they are directors of the Company or its Subsidiaries), Nonemployee Directors, and consultants of the Company and its Subsidiaries; provided, that Incentive Stock Options shall be granted only to employees (including officers and directors who are also employees) of the Company or its Subsidiaries.

6. Awards Under the Plan.

Agreement. The Committee may grant Awards in such amounts and with such terms and conditions as the Committee shall determine in its sole discretion, subject to the terms and provisions of the Plan. Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement as the Committee may in its sole discretion deem necessary or desirable and unless the Committee determines otherwise, such Agreement must be signed, acknowledged and returned by the Participant to the Company. Unless the Committee determines otherwise, any failure by the Participant to sign and return the Agreement within such period of time following the granting of the Award as the Committee shall prescribe shall cause such Award to the Participant to be null and void. By accepting an Award or other benefits under the Plan (including participation in the Plan), each Participant, shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan and the Agreement.

b. Stock Options.

i.     Grant of Stock Options. The Committee may grant Options under the Plan to purchase shares of Company Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan. The exercise price of the share purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price be less than the Fair Market Value per share on the grant date of such Option. The date as of which the Committee adopts a resolution granting an Option shall be considered the day on which such Option is granted unless such resolution specifies a later date.

ii.     Identification. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option and shall state the number of shares of Company Stock to which the Option (and/or each type of Option) relates.

c. Special Requirements for Incentive Stock Options.

i.     To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

ii.     No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

d. Stock Appreciation Rights.

i.     The Committee may grant a related Stock Appreciation Right in connection with all or any part of an Option granted under the Plan, either at the time such Option is granted or at any time thereafter prior to the exercise, termination or cancellation of such Option, and subject to such terms and conditions as the Committee shall from time to time determine in its sole discretion, consistent with the terms and provisions of the Plan, provided, however, that in no event shall the appreciation base of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share on the grant date of such Stock Appreciation Right. The holder of a related Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Agreement, have the right by exercise thereof to surrender to the Company for cancellation all or a portion of such related Stock Appreciation Right, but only to the extent that the related Option is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (i) the aggregate Fair Market Value of the shares of Company Stock subject to the related Stock Appreciation Right or portion thereof surrendered (determined as of the exercise date), over (ii) the aggregate appreciation base of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered. Upon any exercise of a related Stock Appreciation Right or any portion thereof, the number of shares of Company Stock subject to the related Option shall be reduced by the number of shares of Company Stock in respect of which such Stock Appreciation Right shall have been exercised.

ii. The Committee may grant unrelated Stock Appreciation Rights in such amount and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of the Plan, provided, however, that in no event shall the appreciation base of the shares of Company Stock subject to the Stock Appreciation Right be less than the Fair Market Value per share on the grant date of such Stock Appreciation Right. The holder of an unrelated Stock Appreciation Right shall, subject to the terms and conditions of the Plan and the applicable Agreement, have the right to surrender to the Company for cancellation all or a portion of such Stock Appreciation Right, but only to the extent that such Stock Appreciation Right is then exercisable, and to be paid therefor an amount equal to the excess (if any) of (x) the aggregate Fair Market Value of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered (determined as of the exercise date), over (y) the aggregate appreciation base of the shares of Company Stock subject to the Stock Appreciation Right or portion thereof surrendered.

iii.     The grant or exercisability of any Stock Appreciation Right shall be subject to such conditions as the Committee, in its sole discretion, shall determine.

e. Restricted Stock and Stock Bonus.

i.     The Committee may grant Restricted Stock awards, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Agreements. The vesting of a Restricted Stock award granted underthe Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

ii.     Each Agreement with respect to a Restricted Stock award shall set forth the amount (if any) to be paid by the Participant with respect to such Award and when and under what circumstances such payment is required to be made.

iii.    The Committee may, upon such terms and conditions as the Committee determines in its sole discretion, provide that a certificate or certificates representing the shares underlying a Restricted Stock award shall be registered in the Participant’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Participant until such shares become vested or are forfeited. Except as provided in the applicable Agreement, no shares underlying a Restricted Stock award may be assigned, transferred, or otherwise encumbered or disposed of by the Participant until such shares have vested in accordance with the terms of such Award.

iv.     If and to the extent that the applicable Agreement may so provide, a Participant shall have the right to vote and receive dividends on the shares underlying a Restricted Stock award granted under the Plan. Unless otherwise provided in the applicable Agreement, any stock received as a dividend on or in connection with a stock split of the shares underlying a Restricted Stock award shall be subject to the same restrictions as the shares underlying such Restricted Stock award.

v.     The Committee may grant Stock Bonus awards, alone or in tandem with other Awards under the Plan, subject to such terms and conditions as the Committee shall determine in its sole discretion and as may be evidenced by the applicable Agreement.

f. Performance.

i.     The Committee may grant Performance Awards, alone or in tandem with other Awards under the Plan, to acquire shares of Company Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan. To the extent necessary to satisfy the short-term deferral exception to Section 409A of the Code, unless the Committee shall determine otherwise, the Performance Awards shall provide that payment shall be made within 2 1/2 months after the end of the year in which the Participant has a legally binding vested right to such award.

ii.     In the event that the Committee grants a Performance Award or other Award (other than Nonqualified Stock Option or Incentive Stock Option or a Stock Appreciation Right) that is intended to constitute qualified performance-based compensation within the meaning Section 162(m) of the Code, the following rules shall apply (as such rules may be modified by the Committee to conform with Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions thereto): (a) payments under the Performance Award shall be made solely on account of the attainment of one or more objective performance goals established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Performance Award relates (but in no event after 25% of the period of service has elapsed); (b) the performance goal(s) to which the Performance Award relates shall be based on one or more of the following business criteria applied to the Participant and/or a business unit or the Company and/or a Subsidiary: (1) business development progress, (2) sales, (3) sales growth, (4) earnings growth, (5) cash flow or cash position, (6) gross margins, (7) stock price, (8) financings (issuance of debt or equity), (9) market share, (10) total shareholder return, (11) net revenues, (12) earnings per share of Company Stock; (13) net income (before or after taxes), (14) return on assets, (15) return on sales, (16) return on assets, (17) equity or investment, (18) improvement of financial ratings, (19) achievement of balance sheet or income statement objectives, (20) total stockholder return, (21) earnings from continuing operations; levels of expense, cost or liability, (22) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”), (23) cost reduction goals, (24) business development goals (including without limitation product launches and other business development-related opportunities), (25) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures, (26) meeting specified market penetration or value added goals, (27) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period, and (28) such other criteria as the stockholders of the Company may approve; in each case as applicable, as determined in accordance with generally accepted accounting principles; and (c) once granted, the Committee may not have discretion to increase the amount payable under such Award, provided, however, that whether or not an Award is intended to constitute qualified performance-based compensation within the meaning of Section 162(m) of the Code, the Committee, to the extent provided by the Committee at the time the Award is granted or as otherwise permitted under Section 162(m) of the Code, shall have the authority to make appropriate adjustments in performance goals under an Award to reflect the impact of extraordinary items not reflected in such goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, and (6) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto. The Committee shall, prior to making payment under any award under this Section 6(f), certify in writing that all applicable performance goals have been attained. Notwithstanding anything to the contrary contained in the Plan or in any applicable Agreement, no dividends or dividend equivalents will be paid with respect to unvested Performance Awards

g. Other Stock- or Cash-Based Awards.

i.     The Committee is authorized to grant Awards to Participants in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. To the extent necessary to satisfy the short-term deferral exception to Section 409A of the Code, unless the Committee shall determine otherwise, the awards shall provide that payment shall be made within 2½ months after the end of the year in which the Participant has a legally binding vested right to such award. With respect to Other Cash-Based Awards intended to qualify as performance based compensation under Section 162(m) of the Code, (i) the maximum value of the aggregate payment that any Participant may receive with respect to any such Other Cash-Based Award that is an Annual Incentive Award is $3,000,000, (ii) the maximum value of the aggregate payment that any Participant may receive with respect to any such Other Cash-Based Award that is a Long Term Incentive Award is the amount set forth in clause (i) above multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve, and (iii) such additional rules set forth in Section 6(f) applicable to Awards intended to qualify as performance-based compensation under Section 162(m) shall apply. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

h. Exercisability of Awards; Cancellation of Awards in Certain Cases.

i.     Except as hereinafter provided, each Agreement with respect to an Option or Stock Appreciation Right shall set forth the period during which and the conditions subject to which the Option or Stock Appreciation Right evidenced thereby shall be exercisable, and each Agreement with respect to a Restricted Stock award, Stock Bonus award, Performance Award or other

Award shall set forth the period after which and the conditions subject to which amounts underlying such Award shall vest or be deliverable, all such periods and conditions to be determined by the Committee in its sole discretion.

ii.     Except as provided in Section 7(d) hereof, no Option or Stock Appreciation Right may be exercised and no shares of Company Stock underlying any other Award under the Plan may vest or become deliverable more than ten years after the date of grant (the “Stated Expiration Date”).

iii.    Except as provided in Section 7 hereof, no Option or Stock Appreciation Right may be exercised and no shares of common stock underlying any other Award under the Plan may vest or become deliverable unless the Participant is at such time in the employ (for Participants who are employees) or service (for Participants who are Nonemployee Directors or consultants) of the Company or a Subsidiary (or a company, or a parent or subsidiary company of such company, issuing or assuming the relevant right or award in a Change in Control) and has remained continuously so employed or in service since the relevant date of grant of the Award.

iv.     An Option or Stock Appreciation Right shall be exercisable by the filing of a written notice of exercise or a notice of exercise in such other manner with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment in accordance with Section 6(i) hereof.

v.     Unless the applicable Agreement provides otherwise, the “Option exercise date” and the “Stock Appreciation Right exercise date” shall be the date that the written notice of exercise, together with payment, are received by the Company.

i. Payment of Award Price.

i.     Unless the applicable Agreement provides otherwise or the Committee in its sole discretion otherwise determines, any written notice of exercise of an Option or Stock Appreciation Right must be accompanied by payment of the full Option or Stock Appreciation Right exercise price.

ii.     Payment of the Option exercise price and of any other payment required by the Agreement to be made pursuant to any other Award shall be made in any combination of the following: (a) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee), (b) with the consent of the Committee in its sole discretion, by personal check (subject to collection) which may in the Committee’s discretion be deemed conditional, (c) unless otherwise provided in the applicable Agreement, and as permitted by the Committee, by delivery of previously-acquired shares of common stock owned by the Participant having a Fair Market Value (determined as of the Option exercise date, in the case of Options, or other relevant payment date as determined by the Committee, in the case of other Awards) equal to the portion of the exercise price being paid thereby; and/or (d) unless otherwise provided in applicable agreement, and as permitted by the Committee, on a net-settlement basis with the Company withholding the amount of common stock sufficient to cover the exercise price and tax withholding obligation. Payment in accordance with clause (a) of this Section 6(i)(ii) may be deemed to be satisfied, if and to the extent that the applicable Agreement so provides or the Committee permits, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Company Stock to be acquired pursuant to the Award to pay for all of the Company Stock to be acquired pursuant to the Award and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Company Stock.

7. Termination of Employment.

a.     Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of a Participant’s employment or service with the Company and its Subsidiaries by the Company or its Subsidiary for Cause (or in the case of a Nonemployee Director upon such Nonemployee Director’s failure to be renominated as Nonemployee Director of the Company), the portions of outstanding Options and Stock Appreciation Rights granted to such Participant that are exercisable as of the date of such termination of employment or service shall remain exercisable, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof that is vested as of the date of such termination of employment or service, may be given, for a period of thirty (30) days from and including the date of termination of employment or service (and shall thereafter terminate). All portions of outstanding Options or Stock Appreciation Rights granted to such Participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding Award which is not vested as of the date of such termination of employment or service shall terminate upon the date of such termination of employment or service.

b.     Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of the Participant’s employment or service with the Company and its Subsidiaries for any reason other than as described in subsection (a), (c), (d) or (e) hereof, the portions of outstanding Options and Stock Appreciation Rights granted to such Participant that are exercisable as of the date of such termination of employment or service shall remain exercisable for a period of ninety (90) days (and shall terminate thereafter), and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of ninety (90) days from and including the date of termination of employment or service (and shall terminate thereafter). All additional portions of outstanding Options or Stock Appreciation Rights granted to such Participant which are not exercisable as of the date of such termination of employment or service, and any other outstanding Award which is not vested as of the date of such termination of employment or service shall terminate upon the date of such termination of employment or service.

c.     Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, if the Participant voluntarily Retires with the consent of the Company or the Participant’s employment or service terminates due to Disability, all outstanding Options, Stock Appreciation Rights and all other outstanding Awards (except, in the event a Participant voluntarily Retires, with respect to Awards (other than Options and Stock Appreciation Rights) intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code) granted to such Participant shall continue to vest in accordance with the terms of the applicable Agreements. The Participant shall be entitled to exercise each such Option or Stock Appreciation Right and to make any payment, give any notice or to satisfy other condition under each such other Award, in each case, for a period of one year from and including the later of (i) date such entire Award becomes vested or exercisable in accordance with the terms of such Award and (ii) the date of Retirement, and thereafter such Awards or parts thereof shall be canceled. Notwithstanding the foregoing, the Committee may in its sole discretion provide for a longer or shorter period for exercise of an Option or Stock Appreciation Right or may permit a Participant to continue vesting under an Option, Stock Appreciation Right or Restricted Stock award or to make any payment, give any notice or to satisfy other condition under any other Award. The Committee may in its sole discretion, and in accordance with Section 409A of the Code, determine (i) for purposes of the Plan, whether any termination of employment or service is a voluntary Retirement with the Company’s consent or is due to Disability for purposes of the Plan, (ii) whether any leave of absence (including any short-term or long-term Disability or medical leave) constitutes a termination of employment or service, or a failure to have remained continuously employed or in service, for purposes of the Plan (regardless of whether such leave or status would constitute such a termination or failure for purposes of employment law), (iii) the applicable date of any such termination of employment or service, and (iv) the impact, if any, of any of the foregoing on Awards under the Plan.

d.     Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, if the Participant’s employment or service terminates by reason of death, or if the Participant’s employment or service terminates under circumstances providing for continued rights under subsection (b), (c) or (e) of this Section 7 and during the period of continued rights described in subsection (b), (c) or (e) the Participant dies, all outstanding Options, Restricted Stock and Stock Appreciation Rights granted to such Participant shall vest and become fully exercisable, and any payment or notice provided for under the terms of any other outstanding Award may be immediately paid or given and any condition may be satisfied, by the person to whom such rights have passed under the Participant’s will (or if applicable, pursuant to the laws of descent and distribution) for a period of one year from and including the date of the Participant’s death and thereafter all such Awards or parts thereof shall be canceled.

e.     Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, upon termination of a Participant’s employment or service with the Company and its Subsidiaries (i) by the Company or its Subsidiaries without Cause (including, in case of a Nonemployee Director, the failure to be elected as a Nonemployee Director) or (ii) by the Participant for “good reason” or any like term as defined under any employment agreement with the Company or a Subsidiary to which a Participant may be a party to, the portions of outstanding Options and Stock Appreciation Rights granted to such Participant which are exercisable as of the date of termination of employment or service of such Participant shall remain exercisable, and any payment or notice provided for under the terms of any other outstanding Award as respects the portion thereof vested as of the date of termination of employment or service may be given, for a period of one year from and including the date of termination of employment or service and shall terminate thereafter. Unless the applicable Agreement provides otherwise or the Committee in its sole discretion determines otherwise, any other outstanding Award shall terminate as of the date of such termination of employment or service.

f.     Notwithstanding anything in this Section 7 to the contrary, no Option or Stock Appreciation Right may be exercised and no shares of Company Stock underlying any other Award under the Plan may vest or become deliverable past the Stated Expiration Date.

8. Effect of Change in Control.

Unless otherwise determined in an Award Agreement, in the event of a Change in Control:

a.     With respect to each outstanding Award that is assumed or substituted in connection with a Change in Control, in the event of a termination of a Participant’s employment or service by the Company without Cause during the 24-month period following such Change in Control, on the date of such termination (i) such Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved at target levels.

b.     With respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, immediately upon the occurrence of the Change in Control, (i) such Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved at target levels.

c.     For purposes of this Section 8, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock of the acquiring entity.

d.     Notwithstanding any other provision of the Plan: (i) in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Board may, in its sole discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (x) the excess of the consideration paid per Share in the Change in Control over the exercise or purchase price (if any) per Share subject to the Award multiplied by (y) the number of Shares granted under the Award and (ii) with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code, in the event of a Change in Control that does not constitute a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code and regulations thereunder, such Award shall be settled in accordance with its original terms or at such earlier time as permitted by Section 409A of the Code.

9. Miscellaneous.

a.     Agreements evidencing Awards under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine in its sole discretion, including penalties for the commission of competitive acts or other actions detrimental to the Company. Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Participant’s exercise of Options if such Participant is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Participant is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.

b.     participants are and at all times shall remain subject to the trading window policies adopted by the Company from time to time throughout the period of time during which they may exercise Options, Stock Appreciation Rights or sell shares of Company Stock acquired pursuant to the Plan.

10. No Special Employment Rights, No Right to Award.

a.     Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment or service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant.

b.     No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

11. Securities Matters.

a.     The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

b.     The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Award, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

12. Withholding Taxes.

a.     Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

b.     Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

13. Non-Competition and Confidentiality.

By accepting Awards and as a condition to the exercise of Awards and the enjoyment of any benefits of the Plan, including participation therein, each Participant agrees to be bound by and subject to non-competition, confidentiality and invention ownership agreements acceptable to the Committee or any officer or director to whom the Committee elects to delegate such authority.

14. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

15. Amendment or Termination of the Plan.

The Board of Directors or the Committee may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that the requisite stockholder approval shall be required if and to the extent the Board of Directors or Committee determines that such approval is appropriate or necessary for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law. Awards may be granted under the Plan prior to the receipt of such stockholder approval of the Plan but each such grant shall be subject in its entirety to such approval and no Award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. No amendment or termination of the Plan may, without the consent of a Participant, adversely affect the Participant’s rights under any outstanding Award.

16. Transfers Upon Death; Nonassignability.

a.     A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

b.     During a Participant’s lifetime, the Committee may, in its discretion, pursuant to the provisions set forth in this clause (b), permit the transfer, assignment or other encumbrance of an outstanding Option unless such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to the General Counsel of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration. Any such transferee must agree, in writing, to be bound by all provisions of the Plan.

17. Effective Date and Term of Plan.

The Plan shall become effective on the Effective Date, but the Plan shall be subject to the requisite approval of the stockholders of the Company at the Company’s next Annual Meeting of its shareholders. In the absence of such approval, such Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

18. Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Florida, without reference to its principles of conflicts of law.

19. Participant Rights.

a.    No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a Company Stock certificate to him or her for such shares.

b.     Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of grants and Awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive grants and awards under the Plan, whether or not such persons are similarly situated.

20. Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

21. No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

22. Interpretation.

The Plan is designed and intended to the extent applicable, to comply with Section 162(m) of the Code, and to provide for grants and other transactions which are exempt under Rule 16b-3, and all provisions hereof shall be construed in a manner to so comply. Awards under the Plan are intended to comply with Code Section 409A to the extent subject thereto and the Plan and all Awards shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Code Section 409A and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant until such Participant’s termination of employment or service constitutes a “separation from service” (as defined in Code Section 409A). For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Code Section 409A. If a participant is a “specified employee” (as defined in Code Section 409A), then to the extent necessary to avoid the imposition of taxes under Code Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 22 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.

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Approved and adopted by the Board of Directors this 21st day of November, 2017.

2017 ANNUAL MEETING ADMISSION TICKET

JRJR33, INC.

2017 ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 18, 2017

10:00 a.m. (Central Time)

2950 North Harwood Street, 22 nd Floor, Dallas, Texas 75201

Please present this ticket for admittance to the 2017 Annual Meeting.

JRJR33, INC.

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 18, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of JRjr33, Inc., a Florida corporation, hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement and (2) appoints John P. Rochon and John Rochon, Jr., or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of JRjr33, Inc. held of record by the undersigned at the close of business on November 14, 2017, at the 2017 Annual Meeting to be held at the offices of the Company, located at 2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201 on December 18, 2017, and at any adjournment or postponement thereof.

(Continued and to be signed on the reverse side)